The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)

Registration No. 333-211791

Subject to Completion

Preliminary Prospectus Supplement dated October 31, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated June 2, 2016)

$

Lloyds Banking Group plc

$           % Senior Callable Fixed-to-Floating Rate Notes due 2023

$           % Senior Callable Fixed-to-Floating Rate Notes due 2028

The         % senior callable fixed-to-floating rate notes due 2023 (the “2023 Senior Notes”), will mature on November         , 2023. The 2023 Senior Notes will bear interest from, and including, November         , 2017 to, but excluding, November         , 2022 at a fixed annual rate of         %, payable semi-annually in arrears, on May          and November          of each year, beginning on May         , 2018. From, and including, November         , 2022, the 2023 Senior Notes will bear interest at a floating annual rate equal to three-month U.S. dollar LIBOR plus         %, payable quarterly in arrears, on February         , 2023, May         , 2023, August         , 2023 and November         , 2023. We will have the option in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) to redeem the 2023 Senior Notes, in whole, but not in part, on November , 2022 at a redemption price equal to 100% of the principal amount of the 2023 Senior Notes being redeemed plus any accrued and unpaid interest thereon, if any, to, but excluding, November         , 2022.

The         % senior callable fixed-to-floating rate notes due 2028 (the “2028 Senior Notes”), will mature on November         , 2028. The 2028 Senior Notes will bear interest from, and including, November         , 2017 to, but excluding, November         , 2027 at a fixed annual rate of         %, payable semi-annually in arrears, on May and November of each year, beginning on May         , 2018. From, and including, November         , 2027, the 2028 Senior Notes will bear interest at a floating annual rate equal to three-month U.S. dollar LIBOR plus         %, payable quarterly in arrears, on February         , 2028, May         , 2028, August         , 2028 and November         , 2028. We will have the option in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) to redeem the 2028 Senior Notes, in whole, but not in part, on November         , 2027 at a redemption price equal to 100% of the principal amount of the 2028 Senior Notes being redeemed plus any accrued and unpaid interest thereon, if any, to, but excluding, November         , 2027.

In this prospectus supplement, we refer to the 2023 Senior Notes and the 2028 Senior Notes collectively as the “Senior Notes”.

The Senior Notes will be issued in denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior

Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of Lloyds Banking Group plc (“LBG”) or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner of the Senior Notes, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee (as defined below) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

In addition to our option to redeem the Senior Notes described above, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) also redeem the Senior Notes, in whole, but not in part, at any time at 100% of their principal amount plus accrued interest upon the occurrence of certain tax or regulatory events described in this prospectus supplement and accompanying prospectus. We intend to apply to list the Senior Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Senior Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and as incorporated by reference herein.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discount		Proceeds to us (before expenses)
Per 2023 Senior Note		%		%		%
Total for 2023 Senior Notes	$		$		$
Per 2028 Senior Note		%		%		%
Total for 2028 Senior Notes	$		$		$
Total	$		$		$

The initial public offering prices set forth above do not include accrued interest, if any. Interest on the Senior Notes will accrue from the date of issuance, which is expected to be November , 2017. See “Underwriting”.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Senior Notes. In addition, Lloyds Securities Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in the Senior Notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Lloyds Securities Inc. or another of our affiliates, unless we or our agent informs you otherwise in your confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

         We expect that the Senior Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants including Clearstream Banking, S.A. (“Clearstream Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear”) on or about November         , 2017.

Joint Bookrunning Managers

Goldman, Sachs & Co. LLC	J.P. Morgan	Lloyds Securities	Morgan Stanley	Nomura

Prospectus Supplement dated November               , 2017

TABLE OF CONTENTS

Prospectus Supplement

Page

About this Prospectus Supplement	S-ii
Incorporation of Information by Reference	S-ii
Forward-Looking Statements	S-iii
Summary	S-1
Risk Factors	S-7
Use of Proceeds	S-14
Capitalization of the Group	S-14
Ratio of Earnings to Fixed Charges	S-14
Description of the Senior Notes	S-15
Certain U.K. and U.S. Federal Tax Consequences	S-26
Underwriting	S-30
Legal Opinions	S-36
Experts	S-36

Prospectus

About this Prospectus	1
Use of Proceeds	1
Lloyds Banking Group plc	1
Lloyds Bank plc	2
Description of Debt Securities	3
Description of Capital Securities	14
Description of Certain Provisions Relating to Debt Securities and Capital Securities	20
Description of Ordinary Shares	25
Description of Preference Shares	30
Description of American Depositary Shares	35
Plan of Distribution	42
Legal Opinions	43
Experts	43
Enforcement of Civil Liabilities	44
Where You Can Find More Information	45
Incorporation of Documents by Reference	45
Cautionary Statement on Forward-Looking Statements	46

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including any free writing prospectus issued or authorized by us). Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

S-i

About this Prospectus Supplement

In this prospectus supplement, we use the following terms:

•	“we”, “us”, “our” and “LBG” mean Lloyds Banking Group plc;

•	“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pounds sterling”, “£” and “p” refer to the currency of the United Kingdom;

•	“dollars” and “$” refer to the currency of the United States; and

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

Incorporation of Information by Reference

We file annual, semi-annual and special reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC on 1-800-SEC-0330 for further information on the Public Reference Room. The SEC’s website, at http://www.sec.gov, contains, free of charge, reports and other information in electronic form that we have filed. You may also request a copy of any filings referred to below (excluding exhibits) at no cost, by contacting us at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone +44 207 626 1500.

The SEC allows us to incorporate by reference much of the information that we file with them. This means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus supplement.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the year ended December 31, 2016 filed with the SEC on March 10, 2017; (ii) LBG’s report on Form 6-K filed with the SEC on July 27, 2017 disclosing the Group’s interim results for the six months ended June 30, 2017; (iii) LBG’s report on Form 6-K filed with the SEC on July 27, 2017 disclosing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends as at June 30, 2017; (iv) LBG’s report on Form 6-K filed with the SEC on July 27, 2017 disclosing the Group’s capitalization and indebtedness on a consolidated basis as at June 30, 2017; (v) LBG’s report on Form 6-K filed with the SEC on October 12, 2017 disclosing the acquisition of Zurich's UK workplace pensions and savings business; (vi) LBG’s report on Form 6-K filed with the SEC on October 25, 2017 disclosing the Group’s interim results for the nine months ended September 30, 2017; and (vii) LBG’s report on Form 6-K filed with the SEC on October 25, 2017 disclosing the Group’s capitalization and indebtedness on a consolidated basis as at September 30, 2017.

We also incorporate by reference in this prospectus supplement and accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K that we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

S-ii

Forward-Looking Statements

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus supplement and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference herein.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement or any information incorporated by reference, might not occur.

S-iii

Summary

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of the Senior Notes” below shall have the same meanings in this summary.

The Issuer

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, U.K. and its principal executive offices in England, U.K. are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 207 626 1500.

General

Issuer	Lloyds Banking Group plc

Senior Notes

$                aggregate principal amount of                % senior callable fixed-to-floating rate notes due 2023 (the “2023 Senior Notes”).

$                aggregate principal amount of                % senior callable fixed-to-floating rate notes due 2028 (the “2028 Senior Notes”).

In this prospectus supplement, we refer to the 2023 Senior Notes and the 2028 Senior Notes collectively as the “Senior Notes”.

Issue Date	November , 2017

Maturity	We will pay the Senior Notes at 100% of their principal amount plus accrued interest on November , 2023 for the 2023 Senior Notes and November , 2028 for the 2028 Senior Notes.

Interest

During the applicable fixed rate period, interest will accrue from November                , 2017 on the 2023 Senior Notes at a rate of                 % per annum and on the 2028 Senior Notes at a rate of                 % per annum.

During the applicable floating rate periods, interest will accrue on the 2023 Senior Notes at a floating annual rate equal to three-month U.S. dollar LIBOR on the applicable interest determination date (as defined under “Description of the Senior Notes”) plus              basis points (                %) and on the 2028 Senior Notes at a floating annual rate equal to three-month U.S. dollar LIBOR on the applicable interest determination date plus              basis points (                %).

Fixed Rate Periods	For the 2023 Senior Notes, from, and including, November , 2017 to, but excluding, November , 2022. For the 2028 Senior Notes, from, and including, November , 2017 to, but excluding, November , 2027.

Floating Rate Periods	For the 2023 Senior Notes, from, and including, November , 2022 to, but excluding, November , 2023. For the 2028 Senior Notes, from, and including, November , 2027 to, but excluding, November , 2028.
Interest Payment Dates

Interest accrued on the Senior Notes during the applicable fixed rate periods will be payable semi-annually in arrears on May               and November               of each year, commencing on May              , 2018. We refer to each such interest payment date during the fixed rate periods as a “fixed rate interest payment date”.

Interest accrued on the 2023 Senior Notes during the applicable floating rate periods will be payable quarterly in arrears on February               , 2023, May               , 2023, August               , 2023 and November               , 2023. Interest accrued on the 2028 Senior Notes during the applicable floating rate periods will be payable quarterly in arrears on February               , 2028 May               , 2028, August               , 2028 and November               , 2028. We refer to each such interest payment date during the floating rate periods as a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”.

Interest Reset Dates	For the 2023 Senior Notes, February , May , August and November , beginning on November , 2022. For the 2028 Senior Notes, February , May , August and November , beginning on November , 2027.
Interest Determination Dates	The Calculation Agent shall determine LIBOR for each floating rate interest period on the second London Banking Day (as defined below) prior to the first day of such floating rate interest period.

Regular Record Dates	Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day.

Business Day Convention	During the applicable fixed rate period: following, unadjusted During the applicable floating rate periods: modified following, adjusted
Day Count Basis	During the applicable fixed rate period: 30/360 During the applicable floating rate periods: actual/360
Calculation Agent	The Bank of New York Mellon

Optional Redemption	On at least 5 business days’ but no more than 30 business days’ prior written notice delivered to the registered holders of the Senior Notes, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem, in our sole discretion, the 2023 Senior Notes, in whole, but not in part, on November , 2022, and the 2028 Senior Notes, in whole, but not in part, on November , 2027, in each case, at a redemption price equal to

100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Ranking	The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall result if:

•      a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•      an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of the relevant series may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes of that series.

Defaults

A “Default” with respect to the Senior Notes of a series shall result if:

•      any installment of interest in respect of the Senior Notes of the relevant series is not paid on or before its interest payment date and such failure continues for 14 days; or

•      all or any part of the principal of the Senior Notes of the relevant series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not declare the principal amount of, or any other amount in respect of, any outstanding Senior Notes to be due and payable (except in a winding-up of LBG, as provided above under “Events of Default”).

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

For further details, see “Description of the Senior Notes—Events of Default; Default; Limitation of Remedies” and “Risk Factors—Risks relating to the Senior Notes” in this prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes” in this prospectus supplement.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-in Power	No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

Additional Issuances	We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. See “Description of the Senior Notes—Additional Issuances” in this prospectus supplement.

Tax Redemption	In addition to our option to redeem the Senior Notes described above, in the event of various tax law changes that require us to pay additional amounts and other limited circumstances as described under “Description of the Senior Notes—Tax Redemption” in this prospectus supplement and “Description of Debt Securities—Redemption of Senior Debt Securities” in the accompanying prospectus we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem all, but not less than all, of the Senior Notes of any series prior to maturity.

Loss Absorption Disqualification Event Redemption	We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount plus interest if, immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred (as further described under “Description of the Senior Notes — Loss Absorption Disqualification Event Redemption” in this prospectus supplement).

Book-Entry Issuance, Settlement and Clearance	We will issue the Senior Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Senior Notes of each series will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Senior Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes as described in the accompanying prospectus. Settlement of the Senior Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

CUSIP	for the 2023 Senior Notes for the 2028 Senior Notes
ISIN	for the 2023 Senior Notes for the 2028 Senior Notes
Common Code	for the 2023 Senior Notes for the 2028 Senior Notes
Listing and Trading	We intend to apply to list the Senior Notes on the New York Stock Exchange.

Trustee and Principal Paying Agent	The Bank of New York Mellon, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee, having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial principal paying agent for the Senior Notes.

Timing and Delivery	We currently expect delivery of the Senior Notes to occur on November , 2017, which will be the fifth business day following the pricing of the Senior Notes (such settlement cycle being referred to as “T+5”). Trades in the secondary market generally are required to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes on the date of pricing or the next two succeeding Business Days will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to trade Senior Notes on the date of pricing or the next two succeeding Business Days should consult their own advisors.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds”.

Joint Bookrunning Managers	Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC, Lloyds Securities Inc., Morgan Stanley & Co. LLC and Nomura Securities International, Inc.

Conflict of Interest	A conflict of interest (as defined by Rule 5121 of FINRA) may exist as Lloyds Securities Inc., an affiliate of the Issuer, may participate in the distribution of the Senior Notes. For further information, see “Underwriting”.

Governing Law	The Senior Indenture (as defined below), the Third Supplemental Indenture (as defined below) and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the Senior Notes.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on our business, operations, financial condition or prospects and cause our future results to be materially different from expected results. Our results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties we face. We have described only those risks relating to our operations or an investment in the Senior Notes that we consider to be material. There may be additional risks that we currently consider not to be material or of which we are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear our solvency risk. Each of the risks highlighted below could have a material adverse effect on the amount of principal and interest which investors will receive in respect of the Senior Notes. In addition, each of the highlighted risks could adversely affect the trading price of the Senior Notes or the rights of investors under the Senior Notes and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Senior Notes.

We believe that the factors described below as relating to the Senior Notes represent the principal risks inherent in investing in the Senior Notes, but we may be unable to pay interest, principal or other amounts on or in connection with the Senior Notes for other reasons and we do not represent that the statements below regarding the risks of holding the Senior Notes are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to LBG and the Group

For a description of the risks associated with LBG and the Group, see the section entitled “Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference herein.

Risks relating to the Senior Notes

There are limitations on the remedies available to you and the Trustee should we fail to pay principal or interest on the Senior Notes.

The sole remedy in the event of any non-payment of principal or interest on the Senior Notes is that the Trustee may, on your behalf, subject to applicable laws, institute proceedings for the winding up of LBG. In the event of a winding up of LBG, whether or not instituted by the Trustee, the Trustee may evidence any of our obligations arising under the Senior Notes in any such winding up.

The Trustee may not, however, declare the principal amount of any outstanding Senior Note to be due and payable in the event of such non-payment of principal or interest.

See “Description of the Senior Notes—Events of Default; Default; Limitation of Remedies” for further details.

The Senior Notes are unsecured and are effectively subordinated to our secured indebtedness.

Our Senior Notes are unsecured, will be effectively subordinated to all secured indebtedness we may incur, to the extent of the assets securing such indebtedness. The indenture relating to our Senior Notes does not restrict our ability to incur secured indebtedness in the future. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, to the extent we have granted security over our assets, the assets securing such indebtedness will be used to satisfy the obligations under such indebtedness before we can make payments on the Senior Notes. There may only be limited assets available to make payments on the Senior Notes in the event of an acceleration of the Senior Notes and we may not have sufficient assets to pay amounts due on any or all of our Senior Notes then outstanding.

An active trading market may not develop for the Senior Notes.

Prior to the offering, there was no existing trading market for the Senior Notes. We intend to apply for listing of the Senior Notes on the New York Stock Exchange. If, however, an active trading market does not develop or is not maintained, the market price and liquidity of the Senior Notes may be adversely affected. In that case, holders of the Senior Notes may not be able to sell Senior Notes at a particular time or may not be able to sell Senior Notes at a favorable price. The liquidity of any market for the Senior Notes will depend on a number of factors including:

•	the number of holders of the Senior Notes;

•	LBG’s credit ratings published by major credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Senior Notes;

•	prevailing interest rates; and

•	the introduction of any financial transaction tax.

We cannot assure you that an active market for the Senior Notes will develop or, if developed, that it will continue.

LBG’s credit ratings may not reflect all risks of an investment in the Senior Notes and a downgrade in credit ratings, including as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks, could adversely affect the trading prices of the Senior Notes.

LBG’s credit ratings may not reflect the potential impact of all risks relating to the market values of the Senior Notes. However, real or anticipated changes in LBG’s credit ratings will generally affect the market values of the Senior Notes. Credit rating agencies continually revise their ratings for companies that they follow, including LBG, and as such, the credit rating of LBG may be revised, suspended or withdrawn at any time by the assigning rating organization at their sole discretion. Any ratings downgrade could adversely affect the trading prices of the Senior Notes or the trading markets for the Senior Notes to the extent trading markets for the Senior Notes develop, and any ratings improvement will not necessarily increase the value of the Senior Notes and will not reduce market risk and other investment risks related to the Senior Notes. Credit ratings (i) do not reflect the risk that interest rates may rise, which may affect the values of the Senior Notes, which accrue interest at a fixed rate, (ii) do not address the price, if any, at which the Senior Notes may be resold prior to maturity (which may be substantially less than the original offering price of the Senior Notes), and (iii) are not recommendations to buy, sell or hold the Senior Notes.

The Senior Notes have early redemption risk.

We retain the option (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) to redeem the Senior Notes, in whole, but not in part, on the applicable redemption date on at least 5 business days’ but no more than 30 business days’ prior written notice. It is more likely that we will redeem the Senior Notes prior to the respective maturity date to the extent that the interest payable on such notes is greater than the interest that would be payable on other instruments of ours of a comparable maturity, of comparable terms and of a comparable credit rating trading in the market. If the Senior Notes are redeemed prior to their respective maturity dates, you may have to re-invest the proceeds in a lower interest rate environment.

We may redeem the Senior Notes at any time for certain tax reasons.

We may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the Senior Notes of any series at any time in whole (but not in part) upon the occurrence of certain tax changes as described in this prospectus supplement and accompanying prospectus.

We may redeem the Senior Notes at any time following a Loss Absorption Disqualification Event.

We may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the Senior Notes of any series at any time in whole (but not in part) upon the occurrence of a Loss Absorption Disqualification Event as described in this prospectus supplement. As the applicable laws, regulations and standards relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments continue to be implemented in the United Kingdom and may be subject to potential future amendments, we are currently unable to predict whether the Senior Notes are likely to be, fully or partially, excluded from our minimum requirements (either considering LBG alone or taken together with its subsidiaries) for (1) own funds and eligible liabilities and/or (2) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and its subsidiaries. If the Senior Notes are to be so redeemed or there is a perception that the Senior Notes may be so redeemed, this may impact the market price of the Senior Notes. Such legislative and regulatory uncertainty could also affect the value the Senior Notes and therefore affect the trading price of the Senior Notes given the extent and impact on the Senior Notes that one or more regulatory or legislative changes could have on the Senior Notes.

Holders cannot require us to redeem the Senior Notes early.

Holders have no right to require us to redeem the Senior Notes of any series prior to the maturity date therefor.

Because the Senior Notes accrue interest at a fixed rate during the applicable fixed rate period, the amount of interest payable on the Senior Notes on each fixed rate interest payment date may be below market interest rates.

Because interest payable on the Senior Notes during the applicable fixed rate period accrues at a fixed rate, there can be no guarantee that the interest you will receive on one or more of the fixed rate interest payment dates will be equal to or greater than the market interest rates on such dates. LBG does not have any control over a number of factors that may affect market interest rates, including economic, financial, and political events, such as the tightening of monetary policy, that are important in determining the existence, magnitude, and longevity of these risks and their results. You should have a view as to the applicable fixed interest rate on the Senior Notes and its level relative to market interest rates before investing.

The amount of interest payable on the Senior Notes during the applicable floating rate period is set only once per interest period based on the three-month U.S. dollar LIBOR on the applicable interest determination date, which rate may fluctuate substantially.

In the past, the three-month U.S. dollar LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month U.S. dollar LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month U.S. dollar LIBOR is not an indication that the three-month U.S. dollar LIBOR is more or less likely to increase or decrease at any time during a floating rate period, and you should not take the historical levels of the three-month U.S. dollar LIBOR as an indication of its future performance. You should further note that, although the actual three-month U.S. dollar LIBOR on a floating rate interest payment date or at other times during the floating rate period for the Senior Notes may be higher than the three-month U.S. dollar LIBOR on the applicable interest determination date, you will not benefit from the three-month U.S. dollar LIBOR at any time other than on the interest determination date for such period. As a result, changes in the three-month U.S. dollar LIBOR may not result in a comparable change in the market value of the Senior Notes during the applicable floating rate period.

Uncertainty about the future of LIBOR may adversely affect the return on the Senior Notes.

If we do not redeem the Senior Notes on the relevant redemption date, the Senior Notes will bear interest at a floating annual rate based on the three-month U.S. dollar LIBOR, and you will be subject to risks related to LIBOR. On July 27, 2017, the Chief Executive of the United Kingdom Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. The announcement indicates that, due to the absence of active underlying markets, the continuation of LIBOR benchmarks that are based on these markets cannot and will not be guaranteed after 2021. It is impossible to predict whether, and to what extent, banks will continue to provide LIBOR submissions to the administrator of LIBOR to allow for the calculation of LIBOR in its current form, or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere.

At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the effect of any such alternatives on the value of LIBOR-based securities, such as the Senior Notes. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect the three-month U.S. dollar LIBOR and the value of, and return on, the Senior Notes. In the event that no published three-month U.S. dollar LIBOR is available after 2021, the interest rate on the Senior Notes will be determined as set forth under “Description of the Senior Notes—LIBOR Calculation” in this prospectus supplement. In particular, if no published three-month U.S. dollar LIBOR is available after 2021 and banks are unable or unwilling to provide quotations for the calculation of three-month U.S. dollar LIBOR, the interest rate on the Senior Notes will become fixed and the value of, and return on, the Senior Notes may be adversely affected.

Under the terms of the Senior Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the Senior Notes may be required to absorb losses in the event we become subject to recovery and resolution action.”

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the Senior Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power. For more information, see “Description of the Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power”.

Holders of the Senior Notes may be required to absorb losses in the event we become subject to recovery and resolution action.

The final text of the Bank Recovery and Resolution Directive (the “BRRD”), establishing a framework for the prevention, management and resolution of failing banks, was published in the Official Journal of the European Union on June 12, 2014 and entered into force on July 2, 2014, with Member States required to adopt necessary implementing measures under national law by no later than December 31, 2014. In the U.K., the Banking Reform Act 2013 made provision for certain aspects of the “bail-in” power and further legislation was enacted during 2014 in order to give full effect to the majority of the provisions of BRRD from January 1, 2015.

The stated aim of the BRRD is to provide authorities designated by Member States to apply the resolution tools and exercise the resolution powers set forth in the BRRD (the “resolution authorities”) with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The powers granted to resolution authorities under the BRRD include (but are not limited to) (i) a “write-down and conversion power” relating to Tier 1 and Tier 2 capital instruments and (ii) a “bail-in” power relating to eligible liabilities (including the Senior Notes). Such powers give resolution authorities the ability to write down or write off all or a portion of the claims of certain unsecured creditors of a failing institution or group and/or to convert certain debt claims into another security, including ordinary shares of the surviving Group entity, if any, which ordinary shares may also be subject to write-down or write-off. Such powers were implemented with effect from January 1, 2015.

The conditions for use of the bail-in power are, in summary, that (i) the regulator determines that the bank is failing or likely to fail, (ii) having regard to timing and other relevant circumstances, it is not reasonably likely that (ignoring the stabilization powers) action will be taken by or in respect of the bank to avoid the failure of the bank, (iii) the relevant U.K. resolution authority determines that it is necessary having regard to the public interest to exercise the bail-in power in the advancement of one of the statutory objectives of resolution and (iv) that one or more of those objectives would not be met to the same extent by the winding up of the bank. The BRRD, as implemented, contains certain other limited safeguards for creditors in specific circumstances which (a) in the case of the write-down and conversion power, may provide compensation to holders of the relevant capital instruments via the issue or transfer of ordinary shares of the bank or its parent undertaking in certain circumstances and (b) in the case of senior creditors (such as holders of the Senior Notes), aim to ensure that they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

As the parent company of a U.K. bank, we are subject to the “Special Resolution Regime” under the Banking Act, that gives wide powers in respect of U.K. banks and their parent and other group companies to HM Treasury, the Bank of England, the Prudential Regulation Authority (the “PRA”), and the Financial Conduct Authority (the “FCA”) in circumstances where a U.K. bank has encountered or is likely to encounter financial difficulties.

In addition to the BRRD described above, it is possible that the exercise of other powers under the U.K. Banking Act, to resolve failing banks in the United Kingdom and give the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers, could have a material adverse effect on the rights of holders of the Senior Notes, including through a material adverse effect on the price of the Senior Notes. The Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect. In addition, the Banking Act may be further amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

Finally, the determination that all or part of the principal amount of any series of Senior Notes will be subject to bail-in is likely to be inherently unpredictable and may depend on a number of factors which may be outside of our control. This determination will also be made by the relevant U.K. resolution authority and there may be many factors, including factors not directly related to us or the Group, which could result in such a determination. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of a U.K. bail-in power may occur which would result in a principal write-off or conversion to other securities, including equity. Moreover, as the criteria that the relevant U.K. resolution authority will be obliged to consider in exercising any U.K. bail-in power provide it with considerable discretion, holders of the Senior Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and consequently its potential effect on us, the Group and the Senior Notes. Potential investors in the Senior Notes should consider the risk that a holder may lose all of its investment, including the principal amount plus any accrued interest, if such statutory loss absorption measures are acted upon.

Holders of Senior Notes may have limited rights or no rights to challenge any decision of the relevant U.K. resolution authority to exercise the U.K. bail-in power or to have that decision reviewed by a judicial or administrative process or otherwise.

Accordingly, trading behavior in respect of the Senior Notes is not necessarily expected to follow the trading behavior associated with other types of securities that are not subject to such recovery and resolution powers. Potential investors in the Senior Notes should consider the risk that a holder of the Senior Notes may lose all of its investment, including the principal amount plus any accrued and unpaid interest, if such statutory loss absorption measures are acted upon or that the Senior Notes may be converted into ordinary shares. Further, the introduction or amendment of such recovery and resolution powers, and/or any implication or anticipation that they may be used, may have a significant adverse effect on the market price of the Senior Notes, even if such powers are not used.

Other powers contained in the Special Resolution Regime under the Banking Act may affect your rights under, and the value of your investment in, the Senior Notes.

The “Special Resolution Regime” under the Banking Act also includes powers to (a) transfer all or some of the securities issued by a U.K. bank or its parent, or all or some of the property, rights and liabilities of a U.K. bank or its parent (which would include the Senior Notes), to a commercial purchaser or, in the case of securities, into temporary public ownership, or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the Bank of England); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a U.K. bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a U.K. bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the U.K. bank to operate effectively.

The Banking Act also gives power to the U.K. government to make further amendments to the law for the purpose of enabling it to use the Special Resolution Regime powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Senior Notes, and the value of your Senior Notes may be affected by the exercise of any such powers or threat thereof.

The Senior Notes may not be a suitable investment for investors.

An investor should reach a decision to invest in the Senior Notes after carefully considering, in conjunction with his or her advisors, the suitability of the Senior Notes in light of his or her investment objectives and the other information set out in this prospectus supplement and the prospectus. Neither the Issuer nor the Underwriters makes any recommendation as to whether the Senior Notes are a suitable investment for any person.

There is no limit on the amount or type of further securities or indebtedness that LBG may issue or incur.

There is no restriction on the amount of securities or other liabilities that LBG may issue or incur and which rank pari passu with, the Senior Notes. The issue of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the Senior Notes on a winding up of LBG and may limit LBG’s ability to meet its obligations under the Senior Notes.

The Senior Notes are obligations exclusively of LBG and LBG is structurally subordinated to the creditors of its subsidiaries.

The Senior Notes are obligations exclusively of LBG. LBG is a holding company and conducts substantially all of its operations through its subsidiaries. LBG’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide LBG with funds to meet any of LBG’s payment obligations. LBG’s rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where LBG is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of LBG’s subsidiaries were to be wound up, liquidated or dissolved, (i) the holders of the Senior Notes would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including holders (which may include LBG) of any preference shares and other tier 1 capital instruments of such other subsidiary, before LBG, to the extent LBG is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

The Senior Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The Senior Notes are our obligations but are not bank deposits. In the event of our insolvency, the Senior Notes will rank equally with our other unsecured obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund, or any other government agency.

Holders of the Senior Notes may find it difficult to enforce civil liabilities against LBG or LBG’s directors or officers.

LBG is incorporated as a public limited company and is registered in Scotland and LBG’s directors and officers reside outside of the United States. In addition, all or a substantial portion of LBG’s assets are located outside of the United States. As a result, it may be difficult for holders of the Senior Notes to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws.

Investors should be aware that the materialization of any of the above risks (including those risks incorporated herein by reference) may adversely affect the value of the Senior Notes.

Use of Proceeds

The net proceeds from the sale of the Senior Notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $                , are estimated to be $                . These proceeds will be used for general corporate purposes.

Capitalization of the Group

The Group’s capitalization and indebtedness on a consolidated basis in accordance with IFRS as at September 30, 2017 is set out in the report on Form 6-K dated October 25, 2017, which is incorporated by reference herein.

Ratio of Earnings to Fixed Charges

The Group’s ratio of earnings to fixed charges for the six months ended June 30, 2017 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012 is set out in the report on Form 6-K dated July 28, 2017, which is incorporated by reference herein.

Description of the Senior Notes

In this prospectus supplement, we refer to the                % senior callable fixed-to-floating rate notes due 2023 as the “2023 Senior Notes”, the                % senior callable fixed-to-floating rate notes due 2028 as the “2028 Senior Notes”, and the 2023 Senior Notes and the 2028 Senior Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The 2023 Senior Notes will be issued in an aggregate principal amount of $                and will mature on November                , 2023 and the 2028 Senior Notes will be issued in an aggregate principal amount of $                and will mature on November                , 2028. The Senior Notes bear interest at a fixed annual rate during the applicable fixed rate period and at a floating annual rate during the applicable floating rate period, each as described below.

During the applicable fixed rate period, interest will accrue from November                , 2017 on the 2023 Senior Notes at a fixed rate of                 % per annum and on the 2028 Senior Notes at a rate of                 % per annum. Interest accrued on the Senior Notes during the applicable fixed rate periods will be payable semi-annually in arrears on May                and November                 of each year, commencing on May                 , 2018. We refer to each such interest payment date during the fixed rate periods as a “fixed rate interest payment date”.

During the applicable floating rate period, interest will accrue on the 2023 Senior Notes at a floating annual rate equal to LIBOR (as defined below) on the applicable interest determination date (as defined below) plus                basis points (                %) and on the 2028 Senior Notes at a floating annual rate equal to LIBOR on the applicable interest determination date plus                basis points (                %). Interest accrued on the 2023 Senior Notes during the applicable floating rate periods will be payable quarterly in arrears on February                , 2023, May                , 2023, August                , 2023 and November                , 2023. Interest accrued on the 2028 Senior Notes during the applicable floating rate periods will be payable quarterly in arrears on February                , 2028 May                , 2028, August                , 2028 and November                , 2028. We refer to each such interest payment date during the floating rate periods as a “floating rate interest payment date”, and together with the fixed rate interest payment dates, the “interest payment dates”.

For the 2023 Senior Notes, the “fixed rate period” is from, and including, November                , 2017 to, but excluding, November                , 2022 and the “floating rate period” starts from, and including, November                , 2022 to, but excluding, November                , 2023.

For the 2028 Senior Notes, the “fixed rate period” is from, and including, November                , 2017 to, but excluding, November                , 2027 and the “floating rate period” starts from, and including, November                , 2027 to, but excluding, November                , 2028.

Interest will be paid to holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Each of the 2023 Senior Notes and the 2028 Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a third supplemental indenture to be dated as of November                , 2017 (the “Third Supplemental Indenture” and, together with the Senior Indenture, the

“Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. The Senior Notes of each series will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on November                , 2017. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes of the relevant series are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts” below, no additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Fixed Rate Period

Interest on the Senior Notes during the applicable fixed rate periods will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled fixed rate interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after such scheduled fixed rate interest payment date.

Floating Rate Period

Interest on the Senior Notes during the applicable floating rate periods will be calculated on the basis of a 360-day year and the actual number of days elapsed. The interest rate for the Senior Notes during the applicable floating rate periods will be reset on each floating rate interest payment date (each, an “interest reset date”). If any scheduled floating rate interest payment date (other than the maturity date) is not a business day, such floating rate interest payment date will be postponed to the next succeeding business day and interest thereon will continue to accrue, except that if the business day falls in the next succeeding calendar month, such floating rate interest payment date will be the immediately preceding business day. In each such case, except for the floating rate interest payment date falling on the maturity date for the applicable notes, the floating rate interest periods (as defined below) and the interest reset dates will be adjusted accordingly to calculate the amount of interest payable on the applicable notes.

The first “floating rate interest period” will begin on, and include, the last fixed rate interest payment date to, but exclude, the first floating interest payment date. Each subsequent floating rate interest period will begin on, and include, a floating interest payment date to, but exclude, the immediately succeeding floating interest payment date, except that the final floating rate interest period will end on, but exclude, the maturity date.

LIBOR Calculation

The Bank of New York Mellon (the “calculation agent”) will determine LIBOR for each floating rate interest period on the second London Banking Day (as defined below) prior to the first day of such floating rate interest period (an “interest determination date”).

“LIBOR”, with respect to a floating rate interest period, shall be the offered rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time.

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such interest determination date on the basis of the rates at approximately 11:00 a.m., London time, on such interest determination date at which deposits in U.S. dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with us, for a term of three months and in a Representative Amount. The calculation agent will request that the principal London office of each of such banks provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such floating rate interest period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such floating rate interest period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on such interest determination date by three major banks in New York City, selected by the calculation agent, after consultation with us, for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount. If at least two such quotations are provided, LIBOR for such floating rate interest period will be the arithmetic mean of such quotations. If fewer than two quotations are provided (including if no published LIBOR is available and banks are unable or unwilling to provide quotations for the calculation of LIBOR), then the applicable interest rate for such floating rate interest period will be the rate of interest applicable during the preceding interest period.

A “London Banking Day” means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Designated LIBOR Page” means the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Representative Amount” means an amount that in the judgment of the calculation agent is representative for a single transaction in U.S. dollars in such market at such time.

All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer and on the holders of the Senior Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Senior Notes during the applicable floating rate periods for those notes will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

Optional Redemption

On at least 5 business days’ but no more than 30 business days’ prior written notice delivered to the registered holders of the Senior Notes, we may, in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the 2023 Senior Notes, in whole, but not in part, on November                , 2022, and the 2028 Senior Notes, in whole, but not in part, on November                , 2027, in each case, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (the “redemption date”).

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer or Guarantor.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Third Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the Senior Notes of a series shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of the relevant series may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of the relevant series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.

Defaults

A “Default” with respect to the Senior Notes of a series shall result if:

•	any installment of interest in respect of the Senior Notes of the relevant series is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

•	all or any part of the principal of the Senior Notes of the relevant series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, any outstanding Senior Notes to be due and payable.

However, a failure to make any payment on a Senior Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of the relevant series may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes of the relevant series, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of the relevant series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Senior Notes of each relevant series notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series must be fungible with the outstanding Senior Notes of the relevant series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes of the relevant series offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

In addition to our right to redeem the Senior Notes described above under “—Optional Redemption”, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes of any series in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after November                , 2017:

•	in making any payments on the Senior Notes of any series, we have paid or will or would on the next payment date be required to pay additional amounts;

•	payments on the next payment date in respect of any of the Senior Notes of any series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes of any series in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 30 nor more than 60 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the first tranche of the Senior Notes of the relevant series, such Senior Notes are or (in our opinion or the opinions of the Relevant Regulator and/or the United Kingdom resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes of the relevant series.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the Relevant Regulator and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase etc

Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the Prudential Regulation Authority, the Bank of England or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential and/or resolution matters, as the case may be.

Payment of Additional Amounts

Amounts to be paid on the Senior Notes will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, or fees imposed, levied, collected, withheld or assessed by or on behalf of a U.K. taxing jurisdiction, unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, interest and any other payments on, the Senior Notes (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of the Senior Notes, after the deduction or withholding, shall equal the amounts which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

•	the holder or the beneficial owner of the Senior Notes is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any Senior Note;

•	except in the case of a winding up in the United Kingdom, the Senior Notes are presented (where presentation is required) for payment in the United Kingdom;

•	the relevant Senior Notes are presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the Senior Notes for payment at the close of that 30 day period;

•	the holder or the beneficial owner of the Senior Notes or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the Senior Notes failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

•	the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any directive amending, supplementing or replacing such directive or any law implementing or complying with, or introduced in order to conform to, such directive or directives;

•	the relevant Senior Notes are presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the Senior Notes to another paying agent;

•	the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the US Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the Senior Notes to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any Senior Note of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Third Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Third Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Third Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain U.K. and U.S. Federal Tax Consequences

The following is a summary of the material U.K. and U.S. federal tax consequences of the ownership and disposition of the Senior Notes by a “U.S. holder” described below that is not connected with us for relevant tax purposes, that holds the Senior Notes as capital assets and that purchases them as part of the initial offering of the Senior Notes at their “issue price”, which for each series of Senior Notes will be equal to the first price to the public (not including bondhouses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Senior Notes is sold for money. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a Senior Note that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances or to holders subject to special rules, such as:

•	persons who are resident in the United Kingdom for U.K. tax purposes or who are domiciled or deemed to be domiciled in the United Kingdom;

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities that use the mark-to-market method of accounting;

•	persons holding Senior Notes as part of a hedge or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax or the Medicare contribution tax;

•	certain persons connected with us; or

•	persons carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom or otherwise holding Senior Notes in connection with a trade or business outside the United States.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding Senior Notes or a partner therein, you should consult your tax advisor as to your particular U.S. federal income tax consequences of holding and disposing of the Senior Notes.

The statements regarding U.K. and U.S. tax laws and practices set out below, including those regarding the U.K./U.S. double taxation convention relating to income and capital gains (the “Treaty”), are based on those laws, practices and conventions as of the date hereof. They are subject to changes in those laws, practices and conventions, and any relevant judicial decision, after the date hereof, which may apply with retrospective effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each U.S. holder. In particular, this summary does not deal with the tax treatment of the Senior Notes following an exercise of U.K. bail-in power. You should satisfy yourself as to the tax consequences in your own particular circumstances of the acquisition, ownership and disposition of the Senior Notes.

United Kingdom

Payments. Interest that we pay on the Senior Notes will be made without withholding for or deduction of U.K. income tax, provided that the Senior Notes are and remain listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007 (the “Act”). The New York Stock Exchange is currently a recognised stock exchange for these purposes. The Senior Notes will be treated as listed on the New York Stock Exchange if they are officially listed in the United States in accordance with provisions corresponding to those generally applicable in EEA states and are admitted to trading on the New York Stock Exchange.

In all other cases, an amount on account of U.K. income tax must generally be withheld at the basic rate (currently 20%), unless one of certain exceptions relating to the status of the holder applies. In particular, certain U.S. holders will be entitled to receive payments free of withholding of U.K. income tax under the Treaty and will under current HM Revenue & Customs (“HMRC”) administrative procedures be able to make a claim for the issuance of a direction by HMRC to this effect. However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question. If the Senior Notes are not listed on a recognised stock exchange and such a direction is not given, we will be required to withhold tax, although a U.S. holder entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.

Interest on the Senior Notes constitutes U.K. source income for U.K. tax purposes and, as such, may be subject to U.K. income tax by direct assessment irrespective of the residence of the holder. However, where the payments are made without withholding or deduction on account of U.K. tax, the payments will not be assessed to U.K. income tax (other than in the hands of certain trustees) if you are not resident in the U.K. for tax purposes, except if you carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the payments are received or to which the Senior Notes are attributable (or in the case of a corporate U.S. holder, if you carry on a trade in the U.K. through a permanent establishment in the U.K. in connection with which the payments are received or to which the Senior Notes are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the U.K. branch or agency (or permanent establishment).

Information relating to securities may be required to be provided to HMRC in certain circumstances. This may include the value of the Senior Notes, details of the holders or beneficial owners of the Senior Notes (or the persons for whom the Senior Notes are held), details of the persons to whom payments derived from the Senior Notes are or may be paid and information and documents in connection with transactions relating to the Senior Notes. Information may be required to be provided by, amongst others, the holders of the Senior Notes, persons by (or via) whom payments derived from the Senior Notes are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the Senior Notes on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be provided to tax authorities in other countries.

Disposal (including Redemption). Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a U.S. holder will not, upon disposal (including redemption) of a Senior Note, be liable for U.K. taxation on gains realized, unless at the relevant time the U.S. holder is resident for tax purposes in the U.K., carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the Senior Notes are attributable or, in the case of a corporate U.S. holder, if the U.S. holder carries on a trade in the U.K. through a permanent establishment in the U.K. to which the Senior Notes are attributable.

A U.S. holder who is an individual and who has ceased to be resident for tax purposes in the U.K. for a period of five years or less before again becoming resident for tax purposes in the U.K. and who disposes of a Senior Note during that period may be liable to U.K. tax on chargeable gains arising during the period of absence in respect of the disposal (including redemption), subject to any available exemption or relief.

A U.S. holder who is an individual or other non-corporation taxpayer will not, upon transfer or redemption of a Senior Note, be subject to any U.K. income tax charge on accrued but unpaid payments of interest, unless the U.S. holder at any time in the relevant year of assessment or accounting period was resident in the U.K. or carried on a trade, profession or vocation in the United Kingdom through a branch or agency to which the Senior Note is attributable.

Annual Tax Charges. Corporate U.S. holders who are not resident in the U.K. and do not carry on a trade in the U.K. through a permanent establishment in the U.K. to which the Senior Notes are attributable will not be liable to U.K. tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Senior Notes.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”). No U.K. stamp duty should be payable on the issue of the Senior Notes into a clearance service or depositary receipt arrangement.

U.K. SDRT may arise on the issue, and U.K. SDRT or U.K. stamp duty may arise on the transfer, of the Senior Notes into a clearance service or depositary receipt arrangement, in each case at a rate of 1.5%. However, following litigation, HMRC have confirmed that it will not collect such SDRT on the issue, or (where integral to the raising of capital) the transfer, of the Senior Notes into a clearance service or depositary receipt arrangement on the basis that the charge is not compatible with European law, provided that the Senior Notes comprise loans raised by the issue of debentures or other negotiable securities for the purposes of Article 5(2)(b) of the Capital Duty Directive (2008/7/EC).

No U.K. stamp duty should be required to be paid on the transfer of the Senior Notes within a clearance service or depositary receipt arrangement provided that no instrument is used to effect the transfer. No U.K. SDRT should be payable on the transfer of the Senior Notes within a clearance service or depositary receipt arrangement provided that no election has been made under which the alternative system of charge (as provided for in section 97A Finance Act 1986) applies to the Senior Notes.

No U.K. stamp duty or SDRT should be payable on the redemption of the Senior Notes.

United States

General. The Senior Notes should be treated as “variable rate debt instruments” that provide for stated interest at a single fixed rate followed by a qualified floating rate (“QFR”) for U.S. federal income tax purposes.

Under the Treasury regulations applicable to variable rate debt instruments, in order to determine the amount of original issue discount (“OID”), if any, and qualified stated interest (“QSI”) in respect of the Senior Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the Senior Notes, and (ii) second, each QFR (including the QFR determined under clause (i) above) is converted to a fixed rate substitute (which generally will be the value of that QFR as of the issue date of the Senior Notes). Under the applicable Treasury Regulations, the Senior Notes generally will be treated as providing for QSI at a rate equal to the lowest rate of interest in effect at any time under the equivalent fixed rate debt instrument, and any interest under the equivalent fixed rate debt instrument in excess of that rate generally will be treated as part of the stated redemption price at maturity and, therefore, as giving rise to OID. Based on the application of these rules to the Senior Notes and the expected issue price of the Senior Notes, we do not expect the notes to be treated as issued with OID. The remaining discussion assumes this treatment.

Interest. Interest on the Senior Notes (including U.K. tax withheld, if any) will be includable in income by a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. Interest income from the Senior Notes (including any U.K. tax withheld) will constitute foreign-source income, which may be relevant to a U.S. holder in calculating the U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

Sale, Exchange or Redemption. A U.S. holder will, upon sale, exchange or redemption of a Senior Note, generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (not including amounts attributable to accrued interest, which will be treated as ordinary interest income, as described in “Interest” above) and the U.S. holder’s tax basis in the Senior Note. A U.S. holder’s tax basis in a Senior Note generally will equal the cost of the Senior Note to the U.S. holder. A U.S. holder’s gain or loss will generally be U.S. source capital gain or loss and will be treated as long-term capital gain or loss if the Senior Note has been held for more than one year at the time of disposition. Long-term capital gains recognised by non-corporate U.S. holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information returns may be filed with the Internal Revenue Service in connection with payments on the Senior Notes and the proceeds from a sale or other disposition of the Senior Notes. A U.S. holder may be subject to backup withholding on these payments and proceeds if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. holders who are individuals and certain closely-held U.S. entities may be required to report information relating to non-U.S. accounts through which the U.S. holders hold their Senior Notes (or information regarding the Senior Notes if the Senior Notes are not held through any financial institution). U.S. holders should consult their tax advisers regarding their reporting obligations with respect to the Senior Notes.

Proposed financial transactions tax (“FTT”)

The European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Estonia, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). However, Estonia has since stated that it will not participate. The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Senior Notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Senior Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and the scope and timing of any such tax is uncertain. Additional EU Member States may decide to participate. Prospective holders of the Senior Notes are advised to seek their own professional advice in relation to the FTT.

Underwriting

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Senior Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally and not jointly agreed to purchase the respective principal amounts of the Senior Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of 2023 Senior Notes	Principal Amount of 2028 Senior Notes
Goldman, Sachs & Co. LLC	$	$
J.P. Morgan Securities LLC	$	$
Lloyds Securities Inc.	$	$
Morgan Stanley & Co. LLC	$	$
Nomura Securities International, Inc.	$	$
Total	$	$

The Underwriters propose to offer the Senior Notes directly to the public at the initial public offering prices set forth on the cover page of this prospectus supplement. The underwriting agreement and the pricing agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all of the Senior Notes offered by this prospectus supplement if any are purchased. The offering of the Senior Notes by the Underwriters is subject to receipt and acceptance and the Underwriters have the right to reject any order in whole or in part.

Conflicts of Interest

Lloyds Securities Inc., one of the Underwriters is an affiliate of the Issuer. Any distribution of the Senior Notes offered hereby will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), which requires that, among other things, Lloyds Securities Inc. will not participate in the distribution of an offering of Senior Notes unless the Senior Notes are investment grade rated (within the meaning of Rule 5121) or are Senior Notes in the same series that have equal rights and obligations as investment grade rated securities or unless another exemption provided by Rule 5121 is applicable.

Matters Relating to the Initial Offering and Market-Making Resales

We intend to apply for the listing of the Senior Notes on the New York Stock Exchange. The Senior Notes are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Senior Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Senior Notes.

In this prospectus supplement, the term “the offering” means the initial offering of the Senior Notes made in connection with their original issuance and not any subsequent resales of Senior Notes in market-making transactions.

The Senior Notes will settle through the facilities of the DTC and its participants (including Euroclear and Clearstream Luxembourg). The CUSIP number for the 2023 Senior Notes is                 , the ISIN is                 and the Common Code is                . The CUSIP number for the 2028 Senior Notes is                , the ISIN is                and the Common Code is                 .

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the Senior Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Senior Notes (such settlement cycle being referred to as “T+5”). Trades in the secondary market generally are required to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes on the date of pricing or the next two succeeding Business Days will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to trade Senior Notes on the date of pricing or the next two succeeding Business Days should consult their own advisors.

Market-Making Resales by Affiliates

This prospectus may be used by Lloyds Securities Inc. in connection with offers and sales of the Senior Notes in market-making transactions. In a market-making transaction, Lloyds Securities Inc. may resell a Senior Note it acquires from other holders, after the original offering and sale of the Note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Lloyds Securities Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Lloyds Securities Inc. acts as principal, or as agent for both counterparties in a transaction in which Lloyds Securities Inc. does not act as principal. Lloyds Securities Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the Issuer may also engage in transaction of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Senior Notes described in this prospectus supplement. This amount does not include Senior Notes sold in market-making transactions. The latter include Senior Notes to be issued after the date of this prospectus, as well as Senior Notes previously issued.

We do not expect to receive any direct proceeds from market-making transactions. We do not expect that Lloyds Securities Inc. or any other affiliate that engages in these transactions will pay any direct proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent inform you in your confirmation of sale that your Senior Note is being purchased in its original offering and sale, you may assume that you are purchasing your Senior Note in a market-making transaction.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters may purchase and sell Senior Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Senior Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Senior Notes while the offering is in progress.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Senior Notes sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Senior Notes. As a result, the price of the Senior Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Underwriters and their affiliates may have engaged in and may in the future engage in investment, financial, banking and advisory services with us or our affiliates, for which customary fees may apply.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such short positions could adversely affect future trading prices of the Senior Notes offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The Senior Notes may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement and Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Public Offer Selling Restriction under the Prospectus Directive

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter, severally and not jointly, has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of the Senior Notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Senior Notes to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	at any time to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter nominated by us for any such offer; or

(c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of the Senior Notes referred to in (a) to (c) above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any Senior Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that, in connection with the distribution of the Senior Notes, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of such Senior Notes or any investments representing the Senior Notes in circumstances in which section 21(1) of the FSMA does not apply to LBG and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to any Senior Notes in, from or otherwise involving the United Kingdom.

Republic of Italy

The offering of the Senior Notes has not been registered pursuant to Italian securities legislation and, accordingly, no Senior Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Senior Notes be distributed in the Republic of Italy, except:

(i)	to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971); or

(ii)	in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of the Senior Notes or distribution of copies of this prospectus supplement or any other document relating to the Senior Notes in the Republic of Italy under (i) or (ii) above must:

(a)	be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(b)	comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Hong Kong

Each underwriter, severally and not jointly, has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Senior Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a ‘‘prospectus’’ as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Senior Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “FIEA”). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not offered or sold and will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the Senior Notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not offered or sold any Senior Notes or caused such Senior Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Senior Notes or cause such Senior Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Senior Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Expenses of the Offering

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $                , as follows:

Fees	Amount
SEC registration fee	$
Trustee and Paying Agent fees	$
Legal fees and expenses	$
Total	$

All amounts are estimated except the SEC registration fee.

Legal Opinions

Our U.S. counsel, Davis Polk & Wardwell London LLP, will pass upon certain United States legal matters relating to the validity of the Senior Notes. Our Scottish solicitors, CMS Cameron McKenna LLP, will pass upon certain matters relating to Scots law. Allen & Overy LLP, United States counsel for the underwriters, will pass upon certain United States legal matters for the underwriters.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report of Lloyds Banking Group plc on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$
Lloyds Banking Group plc

$                % Senior Callable Fixed-to-Floating Rate Notes due 2023

$                % Senior Callable Fixed-to-Floating Rate Notes due 2028

PROSPECTUS SUPPLEMENT

(to prospectus dated June 2, 2016)

Joint Bookrunning Managers

Goldman, Sachs & Co. LLC	J.P. Morgan	Lloyds Securities	Morgan Stanley	Nomura

PROSPECTUS

LLOYDS BANKING GROUP plc

DEBT SECURITIES

CAPITAL SECURITIES

ORDINARY SHARES

PREFERENCE SHARES

AMERICAN DEPOSITARY SHARES

LLOYDS BANK plc

GUARANTEED DEBT SECURITIES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus. Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The debt securities and capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority as described herein and in the applicable prospectus supplement for such debt securities or capital securities.

Investing in our securities involves risks that are described in the “Risk Factors” section of our annual and interim reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 2, 2016.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
USE OF PROCEEDS	1
LLOYDS BANKING GROUP PLC	1
LLOYDS BANK PLC	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF CAPITAL SECURITIES	14
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CAPITAL SECURITIES	20
DESCRIPTION OF ORDINARY SHARES	25
DESCRIPTION OF PREFERENCE SHARES	30
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	35
PLAN OF DISTRIBUTION	42
LEGAL OPINIONS	43
EXPERTS	43
ENFORCEMENT OF CIVIL LIABILITIES	44
WHERE YOU CAN FIND MORE INFORMATION	45
INCORPORATION OF DOCUMENTS BY REFERENCE	45
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	46

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, capital securities, ordinary shares, preference shares and American Depositary Shares we may offer, as well as the debt securities that Lloyds Bank (as defined below) may offer, which we will refer to collectively as the “securities”. Each time we sell securities, a prospectus supplement that contains specific information about the terms of that offering will be provided. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Each prospectus supplement will be filed with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before purchasing any securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about LBG, Lloyds Bank and the securities offered under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “the Company” and “LBG” refer to Lloyds Banking Group plc; the term “Lloyds Bank” refers to Lloyds Bank plc; the term “Group” means Lloyds Banking Group plc, together with its subsidiary undertakings from time to time; the terms “we”, “our” and “us” refer to each of Lloyds Banking Group plc or Lloyds Bank plc, as applicable, as issuer of the relevant securities; and in the section titled “Description of Capital Securities”, the terms “we”, “our” and “us” refer to Lloyds Banking Group plc as issuer of the capital securities.

LBG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless a specific plan in the accompanying prospectus supplement is disclosed, the net proceeds from the sale of the securities offered by this prospectus will be used for the general corporate purposes of the Group. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

LLOYDS BANKING GROUP PLC

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number + 44 (0) 20 7626 1500.

The history of the Group can be traced back to the 18th century when the banking partnership of Taylors and Lloyds was established in Birmingham, England. Lloyds Bank Plc was incorporated in 1865 and during the late 19th and early 20th centuries entered into a number of acquisitions and mergers, significantly increasing the number of banking offices in the U.K. In 1995, it continued to expand with the acquisition of the Cheltenham and Gloucester Building Society (C&G).

TSB Group plc became operational in 1986 when, following U.K. Government legislation, the operations of four Trustee Savings Banks and other related companies were transferred to TSB Group plc and its new banking subsidiaries. By 1995, the TSB Group had, either through organic growth or acquisition, developed life and general insurance operations, investment management activities, and a motor vehicle hire purchase and leasing operation to supplement its retail banking activities.

In 1995, TSB Group plc merged with Lloyds Bank Plc. Under the terms of the merger, the TSB and Lloyds Bank groups were combined under TSB Group plc, which was re-named Lloyds TSB Group plc, with Lloyds Bank Plc, which was subsequently re-named Lloyds TSB Bank plc, the principal subsidiary. In 1999, the businesses, assets and liabilities of TSB Bank plc, the principal banking subsidiary of the TSB Group prior to the merger, and its subsidiary Hill Samuel Bank Limited were vested in Lloyds Bank plc, and in 2000, Lloyds TSB Group acquired Scottish Widows. In addition to already being one of the leading providers of banking services in the U.K., the acquisition of Scottish Widows also positioned Lloyds TSB Group as one of the leading suppliers of long-term savings and protection products in the U.K.

The HBOS Group had been formed in September 2001 by the merger of Halifax plc and Bank of Scotland. The Halifax business began with the establishment of the Halifax Permanent Benefit Building Society in 1852; the society grew through a number of mergers and acquisitions including the merger with Leeds Permanent Building Society in 1995 and the acquisition of Clerical Medical in 1996. In 1997 the Halifax converted to plc status and floated on the London stock market. Bank of Scotland was founded in July 1695, making it Scotland’s first and oldest bank.

On September 18, 2008, with the support of the U.K. Government, the boards of Lloyds TSB Group plc and HBOS plc announced that they had reached agreement on the terms of a recommended acquisition by Lloyds TSB Group plc of HBOS plc. The shareholders of Lloyds TSB Group plc approved the acquisition at the Company’s general meeting on November 19, 2008. On January 16, 2009, the acquisition was completed and Lloyds TSB Group plc changed its name to Lloyds Banking Group plc.

Following sales by the U.K. Government of its holding in the Company and further issues of ordinary shares by the Company, the U.K. Government’s holding has been reduced to approximately 9 per cent as of June 1, 2016.

Pursuant to its decision approving state aid to LBG, the European Commission required LBG to dispose of a retail banking business meeting minimum requirements for the number of branches, share of the U.K. personal current accounts market and proportion of the LBG’s mortgage assets. This business was rebranded as TSB in September 2013 and commenced operating separately within LBG. As a result, Lloyds TSB Bank plc was subsequently re-named Lloyds Bank plc. Following disposals in 2014, LBG retained an interest of approximately 50 per cent in TSB as at December 31, 2014. LBG sold its remaining interest in TSB to Banco de Sabadell (Sabadell) in 2015, with the acquisition becoming unconditional in all respects on June 30, 2015 following the receipt of all relevant regulatory clearances.

LLOYDS BANK PLC

Lloyds Bank plc was incorporated under the laws of England and Wales on April 20, 1865 (registration number 2065). Lloyds Bank’s registered office is at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 (0) 20 7626 1500. Lloyds Bank is authorized by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority (“FCA”) and the PRA. Lloyds Bank is a wholly-owned subsidiary of LBG.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities issued by LBG and Lloyds Bank. Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indentures under which we and Lloyds Bank will respectively issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

References to “debt securities” in this prospectus, mean (i) the senior debt securities and subordinated debt securities that may be issued by LBG, or (ii) the senior debt securities and subordinated debt securities that may be issued by Lloyds Bank and guaranteed by LBG. The term “debt securities” does not include the “capital securities” described under “Description of Capital Securities”.

Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The subordinated debt securities of any series will be subordinated obligations. Each indenture for debt securities issued by Lloyds Bank is a contract between LBG, Lloyds Bank and The Bank of New York Mellon, which will initially act as trustee. Each indenture for debt securities issued by LBG is a contract between LBG and The Bank of New York Mellon, which will initially act as trustee. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will contain, where applicable, the following terms of, and other information relating to, any of the offered debt securities:

•	whether LBG or Lloyds Bank is the issuer of the relevant debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	their title (which will distinguish the debt securities of the series from all other debt securities), authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	their maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred;

•	whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places for payment of the principal of and premium, if any, and any interest, if any, on the debt securities;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any repurchase or sinking fund provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon acceleration or redemption;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	provisions, if any, for the exchange, modification or conversion of such debt securities, including, but not limited to, with respect to senior debt securities, the terms, if any, on which such senior debt securities may or will be converted into or exchanged at our option or otherwise for our stock or other securities or for stock or other securities of another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such senior debt securities may or shall be so converted or exchanged;

•	whether the amounts of payment of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any additional subordination terms with respect to the subordinated debt securities offered;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following certain developments with respect to tax laws;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority;

•	any listing on a securities exchange; and

•	any other terms of the debt securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate. We may sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

If we issue subordinated debt securities that, in each case, qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Senior Guarantee of Debt Securities Issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of senior debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the senior debt indenture. The guarantee is set forth in, and forms part of, the indenture under which senior debt securities will be issued by Lloyds Bank. If, for any reason, Lloyds Bank does not make any required payment in respect of its senior debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be issued on a senior basis when the guaranteed debt securities are issued under the senior indenture. Holders of senior debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the senior debt indenture and the senior debt securities.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of Lloyds Bank, its depositors, except to the extent that LBG may be a creditor with recognized claims against it.

Subordinated Guarantee of Debt Securities Issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of subordinated debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the subordinated securities indenture. The guarantee is set forth in, and forms part of, the indenture under which subordinated debt securities will be issued by Lloyds Bank. If, for any reason, Lloyds Bank does not make any required payment in respect of its subordinated debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be issued on a subordinated basis when the guaranteed debt securities are issued under the subordinated debt indenture. Holders of subordinated debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the subordinated debt indenture and the subordinated debt securities.

Because the guarantee is subordinated, if winding up proceedings with respect to LBG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities. If, in any such winding up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of LBG’s assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of Lloyds Bank, its depositors, except to the extent that LBG may be a creditor with recognized claims against it.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder of subordinated debt securities may recover less ratably than the holders of unsubordinated liabilities. If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities or under the guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

•	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series or under the guarantee;

•	except in the case of a winding up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•	the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•	the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us, the guarantor or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

•	the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives;

•	the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union;

•	the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the debt securities or under the guarantee to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption of Senior Debt Securities

Tax Redemption of Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, we and the guarantor will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we or the guarantor determines that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:

•	in making any payments on the particular series of senior debt securities or under the guarantee, we or the guarantor has paid or will or would on the next interest payment date be required to pay Additional Amounts;

•	the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•	on the next interest payment date we or the guarantor would not be entitled to claim a deduction in respect of the payment of interest in computing our or the guarantor’s U.K. taxation liabilities, or the value of such deduction to us or the guarantor would be materially reduced.

Prior to the giving of any notice of redemption, we or the guarantor must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us or the guarantor in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we or the guarantor is entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we or the guarantor is entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.

Optional Redemption of Senior Debt Securities

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;

•	the redemption price;

•	that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

•	the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Redemption of Subordinated Debt Securities

Any terms of the redemption of any series of subordinated debt securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Under existing PRA requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, prior notice to the PRA is given and, in certain circumstances, the PRA has consented or has not objected in advance. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase, all of which will be set out in the accompanying prospectus supplement with respect to any series of debt securities.

Modification and Waiver

We, the guarantor and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;

•	reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;

•	change any obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•	modify the subordination provisions or change the terms of our obligations or the obligation of the guarantor in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify any of the above requirements.

In addition, material variations in the terms and conditions of our subordinated debt securities of any series, including modifications relating to subordination, redemption, a Subordinated Debt Security Event of Default, or Subordinated Debt Security Default (as such terms are defined below) as described in the relevant prospectus supplement, may require the non-objection from, or consent of, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG (as issuer or guarantor, as applicable) or Lloyds Bank, as applicable, delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or Lloyds Bank or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction, provided, however, that the trustee may by notice to LBG or Lloyds Bank require the applicable issuer to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the applicable issuer will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to LBG or Lloyds Bank, as applicable, informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•	LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and not expose the trustee to undue risk. The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer) whether before or during the winding up of LBG or Lloyds Bank, as applicable.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities of LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer) with respect to any series of subordinated debt security shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (as issuer or guarantor, as applicable) or Lloyds Bank (as issuer), other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest on the subordinated debt securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or

•	all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in England and Scotland (but not elsewhere) for the winding-up of LBG or Lloyds Bank, as applicable.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG or Lloyds Bank delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt security or the applicable indenture (or between obligations which LBG or Lloyds Bank may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG or Lloyds Bank, as applicable) that they might otherwise have against LBG or Lloyds Bank, whether before or during the winding up or liquidation of LBG or Lloyds Bank, as applicable.

Events of Default and Defaults–General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to certain exceptions, such as in the case of a payment default, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We or the guarantor may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our or the guarantor’s assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities or, if applicable, LBG’s obligations under the guarantees of any securities issued by Lloyds Bank, and under the applicable indenture, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing, and we or the guarantor procures the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume the obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, which, in the case of subordinated debt securities shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the debt securities of that series. In such case, all of the direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “U.K. taxing jurisdiction”. However, if the guarantor makes payments under such guarantee, the guarantor shall also be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes the obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption of Senior Debt Securities” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York and the TIA, one of the U.S. Securities laws, except that, as the indentures specify, (i) the subordination provisions relating to each series of debt securities issued by Lloyds Bank in the relevant indenture will be governed and construed in accordance with the laws of England and the subordination provisions relating to the guarantees endorsed on each such series of debt securities in the indentures will be governed and construed in accordance with the laws of Scotland and (ii) the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. LBG, Lloyds Bank and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our preference shares.

Consent to Service of Process

Under the indentures, LBG and Lloyds Bank irrevocably designate their Chief U.S. Counsel, Lloyds Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG and Lloyds Bank irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CAPITAL SECURITIES

The following is a summary of the general terms of the capital securities we may issue under this registration statement. Each time that capital securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those capital securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the capital securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your capital security. Capital securities will be issued under an indenture. The indenture is a contract between us and The Bank of New York Mellon, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further capital securities. You should also read the indenture and any related supplemental indenture establishing such capital securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Capital securities mean our subordinated convertible debt securities mandatorily convertible into our ordinary shares on the occurrence of certain events. The capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the U.S. or the U.K.

We may issue capital securities in one or more series. The relevant prospectus supplement for any particular series of capital securities will describe the terms of the offered capital securities, including some or all of the following terms:

•	the specific designation, authorized denomination and aggregate principal amount of the capital securities;

•	whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•	whether such capital securities will be dated capital securities with a specified maturity date or undated capital securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can or must be deferred or cancelled in certain circumstances or at our option, whether the payment of principal can be deferred and the subordination terms;

•	the price or prices at which they will be issued;

•	whether and how the capital securities may or must be converted into our ordinary shares or any other type of securities, or their cash value, or a combination of these, including upon the occurrence of certain events that may give rise to such conversion;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	the terms and conditions of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the capital securities offered;

•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the capital securities;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the capital securities;

•	any restrictions that apply to the offer, sale and delivery of the capital securities;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the capital securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the capital securities following those developments;

•	any listing on a securities exchange;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority; and

•	any other or different terms of the capital securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of capital securities.

Capital securities may bear interest at a fixed rate or a floating rate. We may also sell capital securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of capital securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such capital securities are converted into our ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares—Voting Rights”.

If we issue subordinated capital securities that qualify as Additional Tier 1 or Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the capital securities of a series, by its acquisition of the capital securities, each holder of such capital securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of capital securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Payments

We will make any payments of interest and principal, on any particular series of capital securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. The relevant prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may or must be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an event of default under the capital securities indenture.

Subordination

Each capital security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among capital securities of the same series. The rights and claims of the holders of any series of capital securities will be subordinated as described in the relevant prospectus supplement with respect to such series. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts on any series of capital securities will be paid by us without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the U.K. taxing jurisdiction, unless such withholding or deduction is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding of any such tax, duty, assessment or governmental charge, unless the relevant prospectus supplement provides otherwise, we will pay such additional amounts in respect of, payments of interest, if any, on any series of capital securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the capital securities, after such deduction or withholding, shall equal the respective amounts of interest, if any, which would have been payable in respect of such capital securities had no such deduction or withholding been required. However, no such Additional Amounts will be payable with respect to any capital security:

•	held by or on behalf of any holder who is liable to such tax, duty, assessment or governmental charge in respect of such capital security by reason of such holder having some connection with the United Kingdom other than the mere holding of such capital security; or

•	to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom, unless such holder proves that he is not entitled so to comply or to make such declaration or claim; or

•	to, or to a third party on behalf of, a holder that is a partnership, or a holder that is not the sole beneficial owner of the capital security, or which holds the capital security in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settlor or beneficiary with respect to the fiduciary would not have been entitled to the payment of an additional amount had each of the members of the partnership, the beneficial owner, settlor or beneficiary (as the case may be) received directly its beneficial or distributive share of the payment; or

•	presented or surrendered for payment more than 30 days after the date payment became due or was provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

•	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	in respect of any capital security presented or surrendered for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting or surrendering the relevant capital security to another paying agent in a member state of the European Union; or

•	any combination of the above.

Whenever this prospectus or the relevant prospectus supplement mentions, in any context, the payment of the principal of, premium, if any, or interest, if any, and any other payments on, or in respect of, any capital security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of capital securities without the consent of the holders of such capital securities. Other modifications and amendments may be made to the applicable indenture with the consent of not less than 2/3 (two thirds) in aggregate outstanding principal amount of the capital securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each capital security affected that would:

•	change the stated maturity, if any, of any principal amount or any interest amounts of any capital security;

•	change the terms of any capital security to include a stated maturity date;

•	reduce the principal amount of, the interest rates of, any premium payable upon the redemption of or the amount of principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of any capital security, other than as permitted under the applicable indenture;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable (or, in the case of a redemption or exchange, on or after the redemption date or the exchange date, as the case may be);

•	reduce the percentage in aggregate principal amount of outstanding capital securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the applicable indenture;

•	modify the subordination provisions or the terms and conditions of our obligations in respect of the due and punctual payment of amounts due and payable on the capital securities in a manner adverse to the holders; or

•	modify any of the above requirements.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Events of Default; Limitation of Remedies

Events of Default

Unless the relevant prospectus supplement provides otherwise, an “Event of Default” with respect to any series of capital security shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days, or

•	an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default provided for in a supplemental indenture for any series of capital securities, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding capital securities of each series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such capital securities, of all the capital securities of that series to be due and payable immediately, by a notice in writing to us, and upon such declaration such amount shall become immediately due and payable. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the capital security or the indenture (or between obligations which LBG may have under or in respect of any capital security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

Events of Default—General

Except as otherwise specified in the relevant supplemental indenture with respect to a series of capital securities, the holder or holders of not less than a majority in aggregate principal amount of the outstanding capital securities of any series may waive any past Event of Default with respect to the series, except an Event of Default in respect of the payment of principal of any capital security or in respect of a Winding-Up or Administration Event (as defined below). A Winding-Up or Administration event means (i) an order is made, or an effective resolution is passed, for the winding-up of LBG (except in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in the business of LBG, the terms of which (i) have previously been approved in writing by holders of not less than 2/3 (two thirds) in aggregate principal amount of the capital securities and (ii) do not provide that the capital securities shall thereby become redeemable or repayable in accordance with their terms); or (ii) the appointment of an administrator of LBG and such administrator declares, or gives notice that it intends to declare and distribute a dividend.

Upon any such waiver, such Event of Default will cease to exist, and any such Event of Default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Subject to the indenture provisions for the indemnification of the trustee and the provisions of any supplemental indenture establishing any series of capital securities, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any capital securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the capital securities of any series, give to each holder of the capital securities of the affected series notice of the Event of Default known to it, unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually and within five business days of a written request from the trustee, a statement as to our compliance with all conditions and covenants under the indenture.

Limitation on Suits

No holder of capital securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of capital securities, before a holder of the capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the capital securities, the following must occur:

•	The holder must give the trustee written notice that a continuing Event of Default has occurred and remains uncured.

•	The holders of not less than 25% in aggregate principal amount of outstanding capital securities of the relevant series must make a written request that the trustee institute proceedings because of the Event of Default, and the holder must offer indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding capital securities of the relevant series during that period.

Notwithstanding any other provision of the capital securities indenture or the capital securities, the right of any holder of capital securities to receive payment of the principal of (and premium, if any, on), and interest on, the capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the capital securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the capital securities and under the applicable indenture, immediately after giving effect to such transaction no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA), any of our wholly-owned subsidiaries may assume our obligations under the capital securities of any series without the consent of any holder, provided that certain conditions are satisfied. If the conditions set out in the capital securities indenture are satisfied, all of our direct payment obligations under the capital securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the capital securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming holding company or wholly-owned subsidiary is organized or tax resident, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. taxing jurisdiction, rather than taxes imposed by the U.K. taxing jurisdiction. The wholly-owned subsidiary that assumes our obligations will also be entitled to redeem the capital securities of the relevant series, provided, however, that the right of the successor to redeem the capital securities of the relevant series shall only apply with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor’s jurisdiction of incorporation which occurs after the date of assumption.

An assumption of our obligations under the capital securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those capital securities for new capital securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The capital securities and the indentures will be governed by and construed in accordance with the laws of the State of New York and the TIA, except that, as the indentures specify, the subordination provisions of each series of capital securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the capital securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of capital securities, unless offered indemnity satisfactory to the Trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our capital securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of our preference shares and our ordinary shares.

Consent to Service of Process

Under the indenture, we irrevocably designate our Chief U.S. Counsel, Lloyds Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any capital securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CAPITAL SECURITIES

Form of Debt Securities and Capital Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities and capital securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or capital securities, as applicable, are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or capital securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or capital securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or capital securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or capital securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or capital securities, as applicable.

Payments on Global Securities

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or capital securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the guarantor, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or the guarantor makes to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities deposited with it by its participants (“Direct Participants”) and facilitates the post-trade settlement among its Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S.

securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or capital securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities and capital securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and capital securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and capital securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or capital securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and capital securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures

DTC. DTC participants that hold debt securities or capital securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and capital securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or capital securities, as applicable, will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.

Euroclear and Clearstream Luxembourg. We understand that investors that hold debt securities or capital securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or capital securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or capital securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or capital securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or capital securities, as applicable, either against payment or free of payment.

The interests in the debt securities or capital securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or capital securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or capital securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or capital securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or capital securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or capital securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or capital securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or capital securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or capital securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or capital securities, as applicable, or to receive or make a payment or delivery of the debt securities or capital securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or capital securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or capital securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities or capital securities, as applicable, when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or capital securities should be exchanged for definitive debt securities or capital securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or capital security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or capital securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the guarantor, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive capital securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or capital securities, as applicable. Payments will be made in respect of the debt securities or capital securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or capital securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or capital securities, as applicable, cancel the book-entry debt securities or capital securities, as applicable, of that series, and distribute the definitive debt securities or capital securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities or capital securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the material terms of the ordinary shares of nominal value of £0.10, as set forth in our articles of association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our articles of association, which are filed as an exhibit to the registration statement of which this document is a part.

Share Capital

As at December 31, 2015, the number of shares outstanding was as follows:

Class of Share	number (in thousands)	amount (in £m)

Ordinary shares, nominal value of 10 pence each	71,373,735	7,137
Limited voting shares, nominal value of 10 pence each	80,921	8
Preference shares, nominal value of 25 pence each	412,204	103
Preference shares, nominal value of 25 cents each	1,207	–
Preference shares, nominal value of 25 euro cents each	–	–

Objects of Lloyds LBG

The objects of LBG are unrestricted.

Voting Rights

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, LBG may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Every holder of ordinary shares who is entitled to be and is present in person (including any corporation by its duly authorized representative) at a general meeting of LBG and is entitled to vote will have one vote on a show of hands and, on a poll, if present in person or by proxy, will have one vote for every such share held by him, save that a member will not be entitled to exercise the right to vote carried by such shares if he or any person appearing to be interested in the shares held by him has been duly served with a notice under section 793 of the Companies Act 2006 (requiring disclosure of interests in shares) and is in default in supplying LBG with information required by such notice. The limited voting shares confer the right to receive notice of and to attend and speak at all general meetings of LBG, but do not confer a right to vote unless the business of the meeting includes the consideration of a resolution:

•	for the winding-up of LBG; or

•	to vary the rights of the limited voting shares.

In any such case, the holder may vote the limited voting shares only in respect of such resolution and will have the same rights with regard to the number and exercise of votes as a holder of ordinary shares but, in the case of a variation in the rights of limited voting shares, shall also have the protection of a requirement for approval of the variation by way of a special resolution at a separate class meeting of the holders of limited voting shares or by obtaining the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class.

General Meetings

LBG must give at least 21 days’ notice in writing of an annual general meeting. All other general meetings may be called by giving at least 14 days’ notice subject to satisfying the criteria set out under the Companies Act 2006 (such as continuing shareholder approval for holding general meetings on 14 days’ notice). The notice must specify a deadline by which those who wish to attend or vote must register. Such deadline must be no more than 48 hours. The directors may make arrangements to regulate the level of attendance at any place specified for the holding of a general meeting and, in any such case, shall direct that the meeting be held at a place identified in the notice of meeting, where the chairman of the meeting shall attend, and make arrangements for simultaneous attendance and participation by members and proxies at other locations. The chairman of a general meeting has express authority to adjourn the meeting if, in his opinion, it appears impracticable to hold or continue the meeting because of crowding or unruly conduct or because an adjournment is otherwise necessary for the proper conduct of the meeting. Annual general meetings of LBG are to be held in Edinburgh or such other place in Scotland as the directors shall appoint.

Dividends and other Distributions and Return of Capital

The shareholders in general meeting may, by ordinary resolution, declare dividends to be paid to members of LBG, but no dividends shall be declared in excess of the amount recommended by the directors. The directors may pay fixed dividends on any class of shares carrying a fixed dividend and may also from time to time pay dividends, interim or otherwise, on shares of any class. Except in so far as the rights attaching to any shares otherwise provide, all dividends shall be apportioned and paid pro rata according to the amounts paid up thereon. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency or currencies as the directors may determine using such exchange rates as the directors may select.

The opportunity to elect to receive new shares instead of any cash dividend recommended by the directors, may be offered to shareholders provided that the directors shall have obtained in advance the shareholders’ approval to do so as required by the Articles of Association.

The limited voting shares do not confer a right to participate in any distribution of profits by way of dividend. For any other distributions, the limited voting shares shall be deemed to confer rights and interests in the profits equally with the holders of ordinary shares according to the amounts paid up on such limited voting shares and ordinary shares respectively otherwise than in advance of calls.

On any distribution by way of capitalization, the amount to be distributed will be appropriated amongst the holders of ordinary shares and limited voting shares in proportion to their holdings of ordinary shares and limited voting shares (pro rata to the amount paid up thereon). Sums to be distributed must be applied (i) in paying up in full unissued ordinary shares and limited voting shares of LBG, where a shareholder will be entitled to receive bonus shares of the same class as the shares giving rise to his entitlement to participate in the capitalization, and/or (ii) in or towards paying up amounts unpaid on any shares held by such shareholders.

Any dividend that remains uncashed or unclaimed after a period of 12 years from the date of declaration of such dividend will be forfeited and revert to LBG. No dividends or other monies payable on or in respect of a share shall bear interest against LBG.

On a return of capital, whether in a winding-up or otherwise, the ordinary shares and the limited voting shares will rank equally in all respects and the preference shares will be entitled to the rights attaching to them on issue.

Conversion of Limited Voting Shares

Each limited voting share will be converted into an ordinary share:

•	on the day following the last date on which an amount could become due and payable to a holder of limited voting shares under a deed of covenant. A deed of covenant is a legal document which records the obligation of one person to pay a specified sum to another for a specified number of years; or

•	if an offer is made to shareholders (or to all such shareholders other than the offeror and/or anybody corporate controlled by the offeror and/or any persons acting in concert with the offeror) to acquire the whole or any part of the issued ordinary share capital of LBG and the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of LBG becomes or is certain to become vested in the offeror and/or any bodies corporate controlled by the offeror and/or any persons acting in concert with the offeror. The publication of a scheme of arrangement under the statutes providing for the acquisition by any person of the whole or part of the ordinary share capital of LBG shall be deemed to be the making of an offer for this purpose.

The ordinary shares resulting from conversion will carry the right to receive all dividends and other distributions declared, made or paid on the ordinary share capital of LBG by reference to a record date on or after the date of conversion and will rank equally in all other respects and form one class with the ordinary share capital of LBG then in issue and fully paid.

Holders of limited voting shares will be entitled to participate in any offer made by way of rights to holders of ordinary shares as if the limited voting shares had been converted at the relevant record date.

Variation of Rights and Alteration of Capital

Subject to the provisions of the Companies Act 2006, the CREST Regulations and every other statute for the time being in force or any judgment or order of any court of competent jurisdiction concerning companies and affecting LBG (the statutes), the rights attached to any class of shares for the time being in issue may (subject to their terms of issue) be varied, modified or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. At any such separate meeting, the provisions of the Articles of Association relating to general meetings will apply, but the necessary quorum at any such meeting will be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class (except at an adjourned meeting, at which the quorum shall be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll.

However, for so long as the limited voting shares have not been converted (as described above):

•	LBG is prohibited from consolidating or subdividing any of the ordinary shares without consolidating or subdividing the limited voting shares in a like manner and to a like extent; and

•	LBG will not create any new class of equity share capital, other than in connection with or pursuant to an employees’ share scheme approved by LBG in general meeting, provided that the creation of equity share capital which carries (as compared with the existing ordinary shares) only restricted voting or no voting rights and no greater rights as regards dividends or capital shall not be deemed to be the creation of a new class of equity share capital.

As a matter of U.K. law, LBG may, by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person.

Subject to the provisions of the statutes, LBG may, by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Transfer of Shares

All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and must be executed by or on behalf of the transferor and, if the shares thereby transferred are not fully paid, by or on behalf of the transferee. The transferor will remain the holder of the shares transferred until the name of the transferee is entered in the register of members of LBG in respect thereof. All transfers of shares which are in uncertificated form may be effected by means of a relevant system.

The directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares (not being fully paid shares) provided that, where any such shares are admitted to the Official List of the U.K. Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The directors may also decline to register a transfer unless either:

•	the instrument of transfer complies with the requirements of the Articles of Association and the transfer is in respect of only one class of shares; or

•	the transfer is in favor of not more than four persons as the transferee.

The directors shall refuse to register the transfer of any share on which LBG has a lien and shall refuse to register the transfer of any limited voting share unless the same is:

•	between existing holders of limited voting shares; or

•	under a scheme established or order made by the Charity Commissioners or by the Court to a transferee having charitable objects; or

•	in the course of a winding-up to an institution having charitable objects which prohibit distributions of income and property to members to at least the same extent as is imposed on the transferor by its Memorandum of Association; or

•	at the direction of the Crown to another charity having similar objects.

The Articles of Association otherwise contain no restrictions on the free transferability of fully paid shares.

LBG’s shares are in registered form and the Articles of Association do not provide for bearer shares.

Subject to the statutes and the rules (as defined in the CREST Regulations), the directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be so held and so transferred.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules of the U.K. Financial Conduct Authority require LBG shareholders to notify LBG if the voting rights held by such LBG shareholders (including by way of a certain financial instrument) reach, exceed or fall below 3 per cent and each 1 per cent threshold thereafter up to 100 per cent. Under the Disclosure and Transparency Rules, certain voting rights in LBG may be disregarded.

Pursuant to the Companies Act 2006, LBG may also send a notice to any person whom LBG knows or believes to be interested in LBG’s shares, requiring that person to confirm whether he has such an interest and if so, provide details of that interest.

Under the Articles of Association and U.K. law, if a person fails to supply the information required by the notice within 14 days they will not be entitled to attend or vote at a general meeting or to execute any other right conferred as a result of their shareholding in relation to general meetings.

In respect of a person with a 0.25 per cent or more interest in the issued shares of the class in question, the LBG directors may direct by notice to such member that, subject to certain exceptions, no transfers of shares held by such person shall be registered and that any dividends or other payments on the shares shall be retained by LBG pending receipt by LBG of the information requested under the notice.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

Other than as provided by the Companies Act 2006 and The City Code on Takeovers and Mergers, there are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the ordinary shares.

Untraced Members

LBG is empowered to sell, as the agent of a member, at the best price reasonably obtainable, any share registered in the name of a member remaining untraced for 12 years who fails to communicate with LBG within three months following the sending of a notice to the last known address of the relevant member stating LBG’s intention to sell the relevant shares; provided that during the 12-year period at least three dividends have become payable and no dividend has been claimed.

Any net proceeds from the sale of untraced shares shall be forfeited and shall revert to LBG for its benefit. LBG will not be liable or required to account to the member for the proceeds of disposal.

Forfeiture and Lien

If a member fails to pay in full any call or installment of a call on or before the due date for payment, then, following notice by the directors requiring payment of the unpaid amount with any accrued interest and any expenses incurred, such share may be forfeited by a resolution of the directors to that effect (including all dividends declared in respect of the forfeited share and not actually paid before forfeiture). A member whose shares have been forfeited will cease to be a member in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to LBG all monies which at the date of forfeiture were presently payable together with interest. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal or waive payment in whole or part.

LBG has a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt from such a lien, either wholly or partially.

A forfeited share becomes the property of LBG, and it may be sold, re-allotted, otherwise disposed of or canceled as the directors see fit. Any share on which LBG has a lien may be sold on the terms set out in the Articles of Association. The proceeds of sale of shares subject to a lien shall first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Winding-Up

If LBG is wound up, the liquidator may, with the authority of an ordinary resolution, divide amongst the members in specie or kind the whole or any part of the assets of LBG. The liquidator may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, and the liquidation may be closed and LBG dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any class we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a class of preference shares will summarize the terms of the preference shares of the particular class. Those terms will be set out in the resolutions establishing the class that our board of directors (the “board of directors”) adopts, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that class contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Articles of Association and the resolutions of the board of directors. You should read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Shares that may represent preference shares may be issued, under the heading “Description of American Depositary Shares”.

General

Under our Articles of Association, the board of directors is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more classes.

The resolutions providing for their issue, adopted by the board of directors, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

The preference shares of any class will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per share. They will, when issued, be fully paid and non-assessable and, as such, will not be subject to a call for any additional payment. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. Unless the applicable prospectus supplement specifies otherwise, the preference shares will have a nominal value of $0.25 per share. The preference shares of a class deposited under the deposit agreement referred to in the section “Description of American Depositary Shares” will be represented by ADSs of a corresponding class, which may be evidenced by ADRs of the class. The preference shares of these classes may only be withdrawn from deposit in registered form. See “Description of American Depositary Shares”.

The board of directors may only provide for the issuance of preference shares of any class if a resolution of our shareholders has authorized the allotment, or granted general authority to the board of directors to allot shares.

The preference shares of any class will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any class, including:

•	the number of shares offered, the number of shares offered in the form of ADSs (as defined under “Description of American Depositary Shares”) and the number of preference shares represented by each ADS;

•	the public offering price of the class;

•	the liquidation value per share of that class;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	voting rights of that class of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to tax laws;

•	any redemption, conversion or exchange provisions;

•	whether the shares will be issued as units with shares of a related class;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the class.

The applicable prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular class of preference shares.

Title to preference shares of a class in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on the registration, see “—Registrar and Paying Agent” below. The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges. Preference shares of a class may also be issued as share warrants to bearer.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each class will rank equally as to participation in our assets on liquidation with the preference shares of each other class.

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits” only when, as and if and to the extent the dividends are declared by the board of directors or an authorized committee of the board of directors (the “committee”). The U.K. Companies Act 2006 defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses. Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

Dividends on the preference shares of any class will be non-cumulative. The board of directors or the committee may resolve, for any reason and in its absolute discretion (save as may be provided in the applicable prospectus supplement), not to declare or pay in full or in part any dividends on the preference shares in respect of one or more dividend periods. If the board of directors or the committee does not declare or pay a dividend or any part of a dividend when due on a dividend payment date in respect of the preference shares of a class, then the holders of preference shares of the applicable class will have no claim in respect of the non-payment. We will have no obligation to pay the dividend for that dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that class or any other class of our preference shares are declared for any subsequent dividend period.

Except as provided in the applicable prospectus supplement, unless full dividends on all outstanding preference shares of a class have been paid for the most recently completed dividend period, no dividends will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking below the preference shares of the class for a period specified in the applicable prospectus supplement. In addition, if full dividends on all outstanding preference shares of a class have been paid as a result only of the exercise of the discretion of the board of directors or the committee, as provided above, we will not redeem, cancel, reduce, repurchase or otherwise acquire for consideration any of our ordinary shares or other shares ranking below the preference shares of the class for a period specified in the applicable prospectus supplement. For preference shares of any class bearing dividends at a fixed rate, we will compute the amount of dividends payable on the preference shares of any class for each dividend period based upon the liquidation value per share of the preference shares of the class by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of such dividends payable for any dividend period shorter than a full dividend period on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed.

In the case of preference shares in registered form, we will pay the dividends declared on the preference shares of a class to the record holders as they appear on the register on the record dates. Payments in relation to any amount payable in respect of a class of preference shares in bearer form held by the ADR depositary will be made to, or to the order of, such ADR depositary or its nominee, as the holder of the relevant global preference shares.

Rights Upon Liquidation

If there is a return of capital or distribution of assets whether or not on a winding up (but other than a redemption or purchase by us of any of our share capital permitted by our Articles of Association and under applicable law), the holders of the outstanding preference shares of a class will rank in the application of our assets available to shareholders: (1) equally in all respects with holders of the most senior class of preference shares and any other class of our shares in issue or which may be issued by us which are expressed to rank equally with the preference shares, and (2) in priority to the holders of any other share capital of ours (including junior share capital).

Subject to such ranking, in such event holders of the preference shares of a class will be entitled to receive liquidating distributions as set forth below.

Liquidating distributions will unless the applicable prospectus supplement provides otherwise:

•	come from our surplus assets remaining after payment of our prior ranking liabilities; and

•	be a sum equal to the aggregate of (i) the liquidation value per preference share of a class; (ii) the amount of any dividend which is due for payment on the preference shares of a class on or after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date; and (iii) the proportion of any dividend (whether or not declared or earned) that would otherwise be payable and is not otherwise paid in respect of any period that begins before, but ends after, the date of commencement of the winding-up or other return of capital and which is attributable to the part of the period that ends on such date.

In respect of any such dividend, the amount of dividend accruing in respect of any such period will be calculated on the same basis as is applicable to calculation of a dividend accruing on the then-relevant basis.

If, upon any return of capital or distribution of assets, the amounts available for payment are insufficient to cover the amounts payable in full on the preference shares of a class and any parity securities, holders of the preference shares of a class and holders of such parity securities will share pro rata in the distribution of our surplus assets (if any) in proportion to the full amounts to which they are respectively entitled.

After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of a class will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Subject to our Articles of Association (including the restrictions described above under “—Dividend Rights”), to the provisions of the U.K. Companies Act 2006 and all other laws and regulations applying to us and any applicable regulatory consents, unless the applicable prospectus supplement specifies otherwise, we may redeem the preference shares of each class, at our option, in whole or in part, at any time and from time to time on the dates, in accordance with the notice periods and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement.

If fewer than all of the outstanding preference shares of a class are to be redeemed, they will be drawn in accordance with prevailing standard operating procedures of the clearing system in which they are primarily settled. If the preference shares are in definitive form, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a class, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days (or any other period specified in the applicable prospectus supplement) before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the class to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day, without any interest or other payment in respect of the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to our Articles of Association and applicable law, including U.S. securities laws, we may purchase outstanding preference shares of any class by tender, in the open market or by private agreement, in each case upon the terms and conditions that the board of directors or the committee shall determine. We will not be required to select the preference shares to be purchased rateably or in any particular manner as between the shares of that class or as between them and the holders of shares of any other class. Any such preference shares purchased by or on behalf of us may be held, reissued, resold or, at our option, cancelled.

Under existing PRA requirements, we may not redeem or purchase any preference shares unless we give prior notice of any such redemption or purchase to the PRA and the PRA has not objected. The PRA may impose conditions on any redemption or repurchase.

The holders of the preference shares may not redeem the preference shares of any class, in whole or in part, at any time.

Substitution

Subject to our Articles of Association, to the U.K. Companies Act 2006 and all other laws and regulations applicable to us and any applicable regulatory consents, we may substitute the preference shares in whole, but not in part, with qualifying non-innovative tier 1 securities, as defined and described in the applicable prospectus supplement, on any date specified in the applicable prospectus supplement, without any requirement for consent or approval of the holders of the preference shares.

Voting Rights

The holders of the preference shares of any class will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the preference shares of a particular class or proposing that we be wound up, liquidated or dissolved, the holders of the outstanding preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution.

In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the preference shares of a particular class on the dividend payment date immediately preceding the date of such general meeting, the holders of the preference shares of that class shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights to vote of the holders of preference shares of that class shall continue until we have resumed the payment in full of dividends on the preference shares of that class.

Whenever holders of preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each preference share of the relevant class that the board of directors determines, as specified in the applicable prospectus supplement.

In addition, the holders of any class of preference shares may have the right to vote separately as a class in certain circumstances, as described below under the heading “—Variation of Rights”.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any class of preference shares may be varied or abrogated only with the written consent of the holders of at least 75% in nominal value of the outstanding preference shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the outstanding preference shares of that class. An extraordinary resolution will be adopted if passed by a majority of at least 75% of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons holding or representing by proxy at least one-third in nominal amount of the outstanding preference shares of the particular class affected, except that if at any adjourned meeting where this quorum requirement is not met, any holder present in person or by proxy will constitute a quorum.

The written consent of the holders of 75% in nominal value of the outstanding preference shares of a particular class or the sanction of an extraordinary resolution passed at a separate class meeting of holders of the outstanding preference shares of the class will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, in priority to the class of preference shares.

If we have paid the most recent dividend payable on the preference shares of a particular class in full, the rights attached to that class will not be deemed to be varied by the creation or issue of any further class of non-cumulative preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the preference shares of that class, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular class are entitled to vote will be mailed to each record holder of preference shares of that class. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any class in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Shares—Reports and Notices” and “Where You Can Find More Information”.

Registrar and Paying Agent

Our company secretarial department will maintain the register and we will act as paying agent for the preference shares of each class.

We reserve the right at any time to appoint an additional or successor registrar or paying agent. Notice of any change of registrar or paying agent will be given to holders of the preference shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the Depositary will deliver the American Depositary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon, as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the deposit agreement at the corporate trust offices of The Bank of New York Mellon in The City of New York and the offices of the Custodian in London. The principal executive office of the Depositary is currently located at One Wall Street, New York, NY 10286 and its corporate trust office is currently located at 101 Barclay Street, New York,

NY 10286.  The Depositary was incorporated pursuant to a special act of the New York State legislature passed on April 19, 1871. The Depositary now operates as a banking corporation under the New York State Banking Law.

American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the deposit agreement. Each ADS will represent one preference share, or evidence of the right to receive one preference share, deposited with the Custodian and registered in the name of the Depositary or its nominee (such preference shares, together with any additional preference shares at any time deposited or deemed deposited under the deposit agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such preference shares, the “Deposited Securities”).

ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution. A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder. Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.

The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. See “—Direct Registration System” below.

We will not treat holders of ADSs as our shareholders and holders of ADSs will not have shareholder rights. Scottish law governs shareholder rights. The Depositary will be the holder of the preference shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the deposit agreement. The deposit agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the deposit agreement and the ADSs.

In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the corporate trust office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person. The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its corporate trust office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its corporate trust office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal

The Depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the Custodian of preference shares (or evidence of rights to receive preference shares) in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.

Upon surrender at the corporate trust office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.

An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt of the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.

Preference shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit only if those preference shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those preference shares for deposit, require the person depositing those preference shares to provide the Depositary with a certificate to the foregoing effect.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares to the holders of the ADSs, after payment of any charges and fees provided for in the deposit agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares, the Depositary will distribute the property it receives to holders of the ADSs, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited preference shares consists of a dividend in, or free distribution of, preference shares, the Depositary may, and will, if we request, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of preference shares received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional preference shares distributed in respect of the deposited preference shares before the dividend or free distribution.

If the Depositary determines that any distribution of property, other than cash or preference shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the deposit agreement) to ADS holders as in the case of a distribution received in cash.

Redemption

If the Depositary receives notice of redemption of Deposited Securities, it will surrender those Deposited Securities on the redemption date and call for surrender of a corresponding number of ADSs. Upon surrenders of the ADSs called for surrender, the Depositary will deliver the proceeds of the redeemed Deposited Securities as described above under “—Deposit and Withdrawal”.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited preference shares, or whenever the Depositary causes a change in the number of preference shares represented by each ADS or receives notice of any meeting of holders of preference shares, the Depositary will fix a record date, which shall be as close as possible to the corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of preference shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement.

Voting of the Underlying Deposited Securities

When the Depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:

•	the information contained in the notice of meeting;

•	a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scottish law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the preference shares represented by their ADSs; and

•	a brief explanation of how they may give instructions, including an express indication that they may be deemed to have instructed the Depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The Depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the date set by the Depositary for that purpose. However, holders of ADRs may not receive notice or otherwise learn of a meeting of holders of preference shares in time to instruct the Depositary prior to a cut-off date the Depositary will set. The Depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the Depositary does not receive instructions from an ADS holder on or before the date the Depositary establishes for this purpose, the Depositary may deem such holder to have directed the Depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the Depositary will not give a discretionary proxy to a designated member or the Directors with respect to any matter as to which we inform the Depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADSs will not be entitled to vote preference shares directly.

Inspection of Transfer Books

The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

Reports and Notices

We will furnish the Depositary with our annual and interim reports as described under “Incorporation of Documents by Reference”. The Depositary will make available at its office in New York City, for any ADS holder to inspect, any reports and communications received from us that are both received by the Depositary as holder of preference shares and made generally available by us to the holders of those preference shares, including our annual report and accounts and interim report and accounts. Upon our written request, the Depositary will mail copies of those reports to ADS holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of the preference shares;

•	any adjourned meeting of holders of the preference shares; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the preference shares,

we have agreed to transmit to the Depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADSs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the Depositary, without the consent of holders of ADSs, in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice of the amendment has been given to the record holders of those ADRs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the preference shares represented by those ADSs.

Whenever we direct, the Depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least thirty (30) days before the date fixed in the notice of termination. The Depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time sixty (60) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of any termination, the Depositary will then:

•	discontinue the registration of transfers of ADSs;

•	suspend the distribution of dividends to holders of ADSs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADSs.

The Depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement, the Depositary may sell the preference shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary

The following charges shall be incurred by any party depositing or withdrawing preference shares, or by any party surrendering ADSs or to whom ADSs are issued:

•	any applicable taxes or other governmental charges;

•	any applicable share transfer or other registration fees on deposits or withdrawals of preference shares;

•	cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADSs or persons depositing or withdrawing preference shares;

•	expenses incurred or paid by the Depositary in any conversion of foreign currency into dollars

$5.00 (or less per 100 ADSs (or portion of 100 ADSs))	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.02 (or less) per ADS	• Any cash distribution to ADS holders

•	a fee for the distribution to ADS holders of any securities in an amount equal to the fee for the delivery of ADRs referred to above which would have been charged if the securities distributed to ADS holders had been preference shares which were deposited with the custodian; and

•	any charges incurred by the Depositary or its agents for the servicing of preference shares.

Under the deposit agreement, the Depositary may charge an annual fee of $0.02 or less per ADS for depositary services.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing preference shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADRs or on the preference shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the preference shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited preference shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.

Issuance in a Series

We may issue preference shares in more than one class or series or that otherwise entitle their holders to rights that vary from the rights to which other preference shares entitle their holders. “Series”, as used in this section and when used with respect to preference shares, shall mean all outstanding preference shares that entitle their holders to identical rights with respect to those preference shares, regardless of the title or any other designation that may be assigned to preference shares. The Depositary shall direct the Custodian to hold preference shares of a Series deposited under the deposit agreement, and other Deposited Securities it receives in respect of those preference shares in a segregated account different from the account in which it holds preference shares of any other Series.

Preference shares of each Series that are deposited under the deposit agreement shall be represented by a “Series” of ADSs separate from the ADSs representing preference shares of any other Series. Each series of ADSs, to the extent certificated, shall be evidenced by a “Series” of ADRs separate from the ADRs evidencing ADSs of any other Series.

If the rights to which deposited preference shares of a Series entitle their holders are modified such that those rights become identical to the rights to which deposited preference shares of another Series entitle their holders, the Depositary shall cause the Custodian to combine the accounts in which the former separate Series of preference shares are held, the Series of ADSs representing those preference shares will automatically be combined into one Series of ADSs and the Depositary may take any action necessary or convenient to effect that combination. At any time after that combination, the owners of ADRs affected by that combination will be entitled to surrender their ADRs to the Depositary and receive ADRs reflecting the designation of the ADSs owned by them as a result of that combination.

Holders of ADSs of a Series shall be entitled to rights under the deposit agreement only with respect to deposited preference shares of the corresponding Series and other Deposited Securities received in respect of deposited preference shares of that Series.

Direct Registration System

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

General

Neither the Depositary nor we will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The obligations of each of us and the Depositary under the deposit agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any preference shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.

Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of preference shares may only be suspended as a result of:

•	temporary delays caused by closing the transfer books or those of the Depositary or the deposit of preference shares in connection with voting at shareholder meetings, or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of preference shares.

PLAN OF DISTRIBUTION

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we and the guarantor may enter into, we and the guarantor may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs, of any series to the public in the United Kingdom. Unless otherwise specified in any agreement which we and the guarantor may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs, of any series will represent and agree that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs, of such series in, from or otherwise involving the U.K.; and

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities (including ADSs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADS registration statement or any ADS prospectus) in circumstances in which Section 21(1) of the FSMA does not, or, in the case of Lloyds Bank, would not if Lloyds Bank was not an authorized person), not apply to the issuer of the securities.

Each new series of debt securities, capital securities or preference shares will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase debt securities, capital securities or preference shares from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell London LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws and New York law. Our English counsel, Linklaters LLP, will pass upon the validity under English law of the debt securities issued by Lloyds Bank and the subordination provisions of the subordinated debt securities. Our Scottish counsel, CMS Cameron McKenna LLP, will pass upon certain matters of Scots law relating to the validity under Scots law of the debt securities, the capital securities and the preference shares issued by LBG, the subordination provisions of the subordinated debt securities issued by LBG, the guarantees of the debt securities issued by Lloyds Bank and the subordination provisions of the guarantees of the subordinated debt securities issued by Lloyds Bank.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report of LBG on Form 20-F for the year ended

December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

LBG and Lloyds Bank are public limited companies incorporated and registered in Scotland and England, respectively. All of LBG’s and Lloyds Bank’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of LBG’s and Lloyds Bank’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors (i) to effect service of process within the United States upon LBG, Lloyds Bank or those persons or (ii) to enforce against LBG, Lloyds Bank or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish counsel, CMS Cameron McKenna LLP (as to Scots law) and our English counsel, Linklaters LLP (as to English law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in England and Scotland, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

LBG is subject to the informational requirements of the Exchange Act and in accordance therewith, LBG files reports and other information with the SEC. You can read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, United States. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States on which certain of LBG’s securities are listed.

We will provide the trustee for any debt securities and the capital securities and the ADS depositary for any preference shares and ordinary shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee or ADS depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, if we so request, the trustee or the ADS depositary will mail the reports to all record holders of the debt securities, capital securities, ordinary shares, preference shares or ADSs. In addition, we will provide the trustee or the ADS depositary with all notices of meetings at which holders of debt securities, capital securities, ordinary shares or preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, capital securities, ordinary shares or preference shares.

Registration Statement

This prospectus is part of a registration statement filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the ADS deposit agreement and our Articles of Association have also been filed. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015 filed with the SEC on March 8, 2016; (ii) LBG’s report on Form 6-K filed with the SEC on April 28, 2016 including the interim results for LBG for the three months ended March 31, 2016; and (iii) LBG’s report on Form 6-K filed with the SEC on April 28, 2016 disclosing LBG’s capitalisation as at March 31, 2016. We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at +44 (0) 207 356 1273.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements. We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect”, “estimate”, “project”, “anticipate”, “believes”, “should”, “could”, “intend”, “plan”, “probability”, “risk”, “target”, “goal”, “objective”, “may”, “endeavor”, “outlook”, “optimistic”, “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited to, projections or expectations of the LBG’s future financial position including profit attributable to shareholders, provisions, economic profit, dividends, capital structure, portfolios, net interest margin, capital ratios, liquidity, risk-weighted assets (“RWAs”), expenditures or any other financial items or ratios; litigation, regulatory and governmental investigations; the LBG’s future financial performance; the level and extent of future impairments and write-downs; statements of plans, objectives or goals of LBG or its management including in respect of statements about the future business and economic environments in the U.K. and elsewhere including, but not limited to, future trends in interest rates, foreign exchange rates, credit and equity market levels and demographic developments; statements about competition, regulation, disposals and consolidation or technological developments in the financial services industry; and statements of assumptions underlying such statements. Such statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in LBG’s Form 20-F filed on March 8, 2016 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.